                                                                 EXHIBIT 10.1.9


                                                                  EXECUTION COPY



                               U.S. $250,000,000

                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of December 24, 1992,

                            As Amended and Restated

                               as of May 4, 1994,

                                     Among

                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                               (formerly known as
                   First Fidelity Bank, N.A., Pennsylvania),
                   solely in its capacity as the trustee for

                         CHARMING SHOPPES MASTER TRUST

                                 as the Seller

                                      and

                               FASHION SPC, INC.

                         as the Subordinated Purchaser

                                      and

                        SPIRIT OF AMERICA NATIONAL BANK

                        as the Owner and as the Servicer

                                      and

                                  CIESCO L.P.
                     CORPORATE ASSET FUNDING COMPANY, INC.
                                      and
                       CORPORATE RECEIVABLES CORPORATION

                               as the Purchasers

                                      and

                          CITICORP NORTH AMERICA, INC.

                                  as the Agent

                               TABLE OF CONTENTS

Section                                                                                      Page
- -------                                                                                      ----

                                                  ARTICLE I
                                      AMOUNTS AND TERMS OF THE PURCHASES

        SECTION 1.01.  Purchase Facility  . . . . . . . . . . . . . . . . . . . . . . . . .     3
        SECTION 1.02.  [Intentionally Omitted]    . . . . . . . . . . . . . . . . . . . . .     3
        SECTION 1.03.  Making Purchases   . . . . . . . . . . . . . . . . . . . . . . . . .     3
        SECTION 1.04.  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
        SECTION 1.05.  Payments and Computations, Etc.  . . . . . . . . . . . . . . . . . .     5
        SECTION 1.06.  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . .     5
        SECTION 1.07.  Additional Yield on Purchaser
                       Receivable Interests Bearing a
                       Eurodollar Rate; Breakage Fee  . . . . . . . . . . . . . . . . . . .     6


                                                  ARTICLE II
                                          ALLOCATION AND DISTRIBUTION
                                                OF COLLECTIONS

        SECTION 2.01.    General Allocation Procedures  . . . . . . . . . . . . . . . . . .     7
        SECTION 2.02.    Allocation Among the Purchasers,
                         the Subordinated Purchaser and
                         the Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
        SECTION 2.03.    Allocation and Distribution of
                         Finance Charges  . . . . . . . . . . . . . . . . . . . . . . . . .     8
        SECTION 2.04.    Allocation and Distribution of
                         Excess Finance Charge Collections  . . . . . . . . . . . . . . . .    10
        SECTION 2.05.    Required Amount; Subordinated
                         Principal Collections; Charge-Offs   . . . . . . . . . . . . . . .    11
        SECTION 2.06.    Allocation and Distribution of
                         Allocable Principal Collections  . . . . . . . . . . . . . . . . .    12
        SECTION 2.07.    Dilution Amounts   . . . . . . . . . . . . . . . . . . . . . . . .    14


                                                ARTICLE III
                                  REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                          EARLY AMORTIZATION EVENTS

        SECTION 3.01.  Representations and Warranties;
                       Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
        SECTION 3.02.  Early Amortization Events  . . . . . . . . . . . . . . . . . . . . .    15


                                                 ARTICLE IV
                                        INDEMNIFICATION; PURCHASE OF
                                           INELIGIBLE RECEIVABLES

        SECTION 4.01.  Indemnities by the Owner   . . . . . . . . . . . . . . . . . . . . .    16
        SECTION 4.02.  Indemnities by the Servicer  . . . . . . . . . . . . . . . . . . . .    18


        SECTION 4.03.  Purchase of Ineligible and
                       Certain Other Receivables  . . . . . . . . . . . . . . . . . .    19
        SECTION 4.04.  Reassignment of Receivables
                       and Receivable Interests . . . . . . . . . . . . . . . . . . .    20
        SECTION 4.05.  Repurchase of Purchaser
                       Receivable Interests . . . . . . . . . . . . . . . . . . . . .    20


                                                ARTICLE V
                                               THE SERVICER

        SECTION 5.01.  Designation of the Servicer;
                       Delegation of Duties . . . . . . . . . . . . . . . . . . . . .    21
        SECTION 5.02.  Administration and Collection
                       of the Pool Receivables  . . . . . . . . . . . . . . . . . . .    22
        SECTION 5.03.  Servicer Fee   . . . . . . . . . . . . . . . . . . . . . . . .    22


                                                ARTICLE VI
                                       THE PURCHASER REPRESENTATIVE

        SECTION 6.01.  Designation of the Purchaser
                       Representative . . . . . . . . . . . . . . . . . . . . . . . .    22
        SECTION 6.02.  Duties of the Purchaser
                       Representative . . . . . . . . . . . . . . . . . . . . . . . .    22
        SECTION 6.03.  Limitation on Purchaser
                       Representative Liability, Etc. . . . . . . . . . . . . . . . .    23


                                               ARTICLE VII
                                              MISCELLANEOUS

        SECTION 7.01.  Amendments, Waivers, Etc   . . . . . . . . . . . . . . . . . .    24
        SECTION 7.02.  Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .    25
        SECTION 7.03.  Assignability  . . . . . . . . . . . . . . . . . . . . . . . .    26
        SECTION 7.04.  Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . .    27
        SECTION 7.05.  No Proceedings   . . . . . . . . . . . . . . . . . . . . . . .    27
        SECTION 7.06.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . .    28
        SECTION 7.07.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . .    29
        SECTION 7.08.  Execution in Counterparts  . . . . . . . . . . . . . . . . . .    29
        SECTION 7.09.  Survival of Termination  . . . . . . . . . . . . . . . . . . .    29
        SECTION 7.10.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . .    29
        SECTION 7.11.  Duties of the Trustee  . . . . . . . . . . . . . . . . . . . .    29
        SECTION 7.12.  Limitation on Seller/Trustee
                       Liability, Etc.  . . . . . . . . . . . . . . . . . . . . . . .    30
        SECTION 7.13.  Third Party Beneficiaries  . . . . . . . . . . . . . . . . . .    31
        SECTION 7.14.  Limited Recourse   . . . . . . . . . . . . . . . . . . . . . .    31
        SECTION 7.15.  Limitation on Rights of Purchasers   . . . . . . . . . . . . .    31
        SECTION 7.16.  Consent to Amended and Restated PSA  . . . . . . . . . . . . .    32
        SECTION 7.17.  References to the RPA  . . . . . . . . . . . . . . . . . . . .    32


                                    EXHIBITS

Exhibit I        Definitions
Exhibit II       Conditions of Purchases
Exhibit III      Representations and Warranties
Exhibit IV       Covenants
Exhibit V        Administration and Collection of Pool Receivables
Exhibit VI       Early Amortization Events


                                    ANNEXES

Annex A          Form of Servicer Report
Annex B          Form of Depositary Agreement
Annex C          Form of Opinion of Counsel to the Trustee
Annex D-1        Form of Opinion of New York Counsel to the Owner,
                   the Subordinated Purchaser and the Servicer
Annex D-2        Form of Opinion of Special Regulatory Counsel to
                   the Owner and the Servicer
Annex D-3        Form of Opinion of Counsel to the Owner, the
                   Subordinated Purchaser and the Servicer
Annex E          Form of Opinion of Counsel to the Companies
Annex F          Form of Store Payment Notice
Annex G          Form of Summary of Interest Rate Agreements


                                  SCHEDULES

Schedule I       Depositary Banks


                                  RECEIVABLES
                               PURCHASE AGREEMENT

                         Dated as of December 24, 1992,
                            as amended and restated
                               as of May 4, 1994

                 FIRST FIDELITY BANK, NATIONAL ASSOCIATION (formerly known as First Fidelity Bank, N.A., Pennsylvania, and prior to that known as Fidelity Bank, National Association) a national banking association, solely in its capacity as the trustee (the "Trustee") for CHARMING SHOPPES MASTER TRUST (formerly known as Spirit of America Master Trust), a trust formed pursuant to the Pooling and Servicing Agreement (defined in Exhibit I hereto) (in such capacity, the "Seller"), FASHION SPC, INC., a Delaware corporation (the "Subordinated Purchaser"), SPIRIT OF AMERICA NATIONAL BANK, a national banking association ("Spirit"), in its capacity as the originator or the owner (prior to the sale thereof to the Seller pursuant to the Pooling and Servicing Agreement) of the Accounts (defined in Exhibit I hereto) (in such capacity, the "Owner") and in its capacity as the Servicer (in such capacity, the "Servicer"), CIESCO L.P., a New York limited partnership, CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation, and CORPORATE RECEIVABLES CORPORATION, a California corporation, and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Purchasers, agree as follows:

                 PRELIMINARY STATEMENTS. (1) Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time.

                 (2) Spirit is the owner of certain revolving credit card accounts and expects to become the owner of certain additional credit card accounts from time to time (collectively defined as the "Accounts" in Exhibit I to this Agreement).

                 (3) Pursuant to the Pooling and Servicing Agreement, Spirit has sold to the Seller an ownership interest in all amounts shown on its records as billed to the Obligor on any Account from time to time in respect of purchases of merchandise or services, including, without limitation, finance charges and fees payable thereon, all Insurance Proceeds relating thereto, all rights, remedies, powers and privileges with respect thereto, and all proceeds thereof (collectively, the "Receivables"), and Spirit has been appointed and agreed to act as the servicer under the Pooling and Servicing Agreement.

                 (4) Pursuant to the Pooling and Servicing Agreement and certain related agreements, the Seller may, among other things, sell undivided ownership interests in the Receivables

(referred to herein as "Receivable Interests") to various purchasers and may sell certificates of beneficial interest in the Receivables in the Trust to various investors.

                 (5) The Subordinated Purchaser and the Purchasers are prepared to purchase the Receivable Interests on the terms set forth herein.

                 (6) Pursuant to the Pooling and Servicing Agreement, a portion of all Collections of the Receivable Interests and all Loss Amounts with respect thereto will be allocated to the Purchase Interests based on the Allocation Percentage.

                 (7) Spirit has been requested and is prepared to act as the Servicer hereunder.

                 (8) This Agreement is one of the "Receivables Purchase Agreements" referred to in the Pooling and Servicing Agreement.

                 (9) Notwithstanding anything to the contrary in this Agreement, the Agent, the Purchasers and the Subordinated Purchaser hereby acknowledge that their rights and remedies hereunder, and the rights and remedies of their respective assignees under this Agreement, may be subject to the limitations set forth in the Pooling and Servicing Agreement. To the extent that any provision in this Agreement or in any certificate or document delivered in connection with this Agreement is inconsistent with any provision under the Pooling and Servicing Agreement, or in any circumstance in which it is unclear whether this Agreement or the Pooling and Servicing Agreement shall control, the provisions contained in the Pooling and Servicing Agreement shall control, except that with respect to any such inconsistency between any such provision and Section 2 of this Agreement (including the defined terms used in such Section 2), this Agreement shall control.

                 (10) The Purchasers acknowledge that the purchase of the Receivable Interests shall not include the right to sell the Owner's customer lists, the right to use the Owner's customer lists for any purpose other than a purpose expressly set forth in this Agreement, or the right to use any trademarks of the Seller, the Owner or the Servicer or any of their respective Affiliates.

                 (11) The Owner, the Servicer and the Trustee entered into that certain Pooling and Servicing Agreement dated as of December 24, 1992 (the "Original PSA"), and the parties hereto entered into that certain Receivables Purchase Agreement dated as of December 24, 1992, as amended by Amendment No. 1 dated as of September 20, 1993 (the "Original RPA"). In connection with the amendment and restatement of the Original PSA, the parties hereto desire to amend and restate the Original RPA.

                 Accordingly, the Original RPA is hereby amended and restated in its entirety as follows, effective as of the Effective Date, and the parties agree as follows:


                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

                 SECTION 1.01.  Purchase Facility.

                 (a) On the terms and conditions hereinafter set forth, a Purchaser may, in its sole discretion, purchase Purchaser Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall any Purchaser make any such purchase on any date if after giving effect to such purchase the aggregate outstanding Purchaser Capital, together with the aggregate outstanding "Purchaser Capital" of "Purchaser Receivable Interests" under the Parallel Purchase Commitment, would exceed the Purchase Limit on such date.

                 (b) The Subordinated Purchaser shall, on the date of each purchase of Purchaser Receivable Interests by the Purchasers hereunder, purchase Subordinated Receivable Interests in the amount determined pursuant to paragraph 3 of Exhibit II hereto.

                 (c) The Seller may, upon at least six months' prior notice to the Agent, terminate in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof; and provided, further, that any termination or partial reduction shall only be effective after December 24, 1993.

                 SECTION 1.02.  [Intentionally Omitted]


                 SECTION 1.03.  Making Purchases.

                 (a) Each offer by the Seller to sell Purchaser Receivable Interests to the Purchasers hereunder shall be made, by written notice from the Seller to the Agent and the Subordinated Purchaser, at least three Business Days' prior to the date of the proposed sale. Each such notice of an offer to sell Purchaser Receivable Interests on a Distribution Date shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Purchaser Capital" of the Purchaser Receivable Interest then being sold) and (ii) the proposed date of such purchase (which, in the case of the initial purchase, shall be a Business Day and in the case of each subsequent purchase, shall be a Distribution Date). The Agent shall promptly thereafter notify the Seller whether Ciesco, CAFCO and/or CRC, or any of them, has determined that it may make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Purchasers and, if such terms are acceptable, which Purchaser or Purchasers may make such purchase.

                 (b) On the date of each purchase of a Purchaser Receivable Interest by one or more Purchasers, the Purchaser(s) making such purchase shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller in same day funds, by deposit to the Seller Account no later than 12:00 Noon (New York City time), an amount equal to the initial Purchaser Capital of such Purchaser Receivable Interest.

                 (c) Effective on the date of each purchase by one or more Purchasers pursuant to this Section 1.03 and each reinvestment on behalf of one or more Purchasers pursuant to Section 2.06(a) hereof, the Seller hereby sells and assigns to the Agent, for the ratable benefit of the Purchaser(s) making such purchase or reinvestment, an undivided percentage ownership interest, to the extent of the Purchaser Receivable Interest then being purchased, in each Pool Receivable then existing or thereafter arising and in the Collections with respect thereto.

                 (d) On the date of each purchase by the Purchasers pursuant to Section 1.03(a) above, the Subordinated Purchaser shall make available to the Seller in same day funds, by deposit to the Seller Account no later than 12:00 Noon (New York City time), an amount equal to the amount required under paragraph 3 of Exhibit II hereto (such amount being referred to herein as the initial "Subordinated Purchaser Capital" of the Subordinated Receivable Interest then being purchased). Effective on the date of each such payment and each reinvestment on behalf of the Subordinated Purchaser pursuant to Section 2.06(a) hereof, the Seller hereby sells and assigns to the Subordinated Purchaser a subordinated (to the extent set forth in Article II hereof) undivided percentage ownership interest, to the extent of the Subordinated Receivable Interest then being purchased, in each Pool Receivable then existing or thereafter arising and in the Collections with respect thereto.

                 SECTION 1.04. Fees. The fees set forth in the separate fee agreement of even date among the Seller, the Owner, and the Agent, as amended or restated from time to time (the "Fee Letter") shall be payable to the Agent and the Purchasers in the amounts and on the dates set forth therein, subject to the allocation and priority of distribution of such Collections set forth in
Article II hereof.

                 SECTION 1.05.  Payments and Computations, Etc.

                 (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account.

                 (b) The Owner (with respect to payments or deposits to be paid by the Seller) and the Servicer (with respect to payments or deposits to be paid by the Servicer) shall, to the extent permitted by law, pay or cause to be paid interest on any amount not paid or deposited by the Seller or the Servicer when due hereunder (without regard to any applicable grace period before such missed payment or deposit gives rise to an Early Amortization Event hereunder), at an interest rate per annum equal to 2.0% per annum above the Alternate Base Rate, payable on demand.

                 (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                 SECTION 1.06.  Increased Costs.

                 (a) If CNAI, any Purchaser, any entity which enters into a commitment to purchase Purchaser Receivable Interests or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Owner shall immediately pay, or cause to be paid, to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller, the Owner, the Servicer and the Agent by such Affected

Person shall be conclusive and binding for all purposes, absent manifest error.

                 (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.07) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to a Purchaser of agreeing to purchase or purchasing, or maintaining the ownership of Purchaser Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Purchaser (with a copy to the Agent), the Owner shall immediately pay, or cause to be paid, to the Agent, for the account of such Purchaser (as a third-party beneficiary), from time to time as specified by such Purchaser, additional amounts sufficient to compensate such Purchaser for such increased costs. A certificate as to such amounts submitted to the Seller, the Owner, the Servicer and the Agent by such Purchaser shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 1.07. Additional Yield on Purchaser Receivable Interests Bearing a Eurodollar Rate; Breakage Fee.

                 (a) The Owner shall pay, or cause to be paid, to any Purchaser, so long as such Purchaser shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Purchaser Capital of each Purchaser Receivable Interest of such Purchaser during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Purchaser for such Fixed Period, payable on the next succeeding date on which Yield is payable on such Purchaser Receivable Interest. Such additional Yield shall be determined by such Purchaser and notified to the Seller, the Owner and the Servicer through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller, the Owner and the Servicer and the Agent by such Purchaser shall be conclusive and binding for all purposes, absent manifest error.

                 (b) If (i) any payment of Purchaser Capital with respect to a Purchaser Receivable Interest as to which Yield is computed by reference to the Eurodollar Rate is made by the Seller to or for the account of any Purchaser(s) other than on the last day of the Fixed Period for such Purchaser Receivable Interest, as a result of a payment pursuant to Section 4.03, or for any other reason, or (ii) the Termination Date shall occur during any Fixed Period, the Owner shall, upon demand by such Purchaser (with a copy to the Seller, the Servicer and the Agent), immediately pay, or cause to be paid, to the Agent for the account of such Purchaser (as a third-party beneficiary) any amounts required to compensate such Purchaser for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to fund or maintain its interest in such Purchaser Receivable Interest. A certificate as to such amounts submitted to the Seller, the Servicer, the Owner and the Agent by such Purchaser shall be conclusive and binding for all purposes, absent manifest error.


                                   ARTICLE II
                          ALLOCATION AND DISTRIBUTION
                                 OF COLLECTIONS

                 SECTION 2.01. General Allocation Procedures. Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate to the Purchase Interests arising under this Agreement a portion of all Collections of Pool Receivables and all Loss Amounts for each Due Period, based on the Allocation Percentage. Collections of Pool Receivables and Loss Amounts which have been so allocated to the Purchase Interests arising under this Agreement shall be allocated and distributed or reallocated among the Purchasers, the Subordinated Purchaser and the Seller as set forth in this Article II.

 SECTION 2.02. Allocation Among the Purchasers, the Subordinated Purchaser and the Seller.

                 (a) The Servicer shall, on each day on which Collections of Pool Receivables are received by it which are allocated to the Purchase Interests arising under this Agreement, hold such Collections in trust for the Purchasers, the Subordinated Purchaser and the Seller (and shall, at the request of the Agent at any time following an Early Amortization Event, segregate and deposit Collections allocable to the Purchasers and the Subordinated Purchaser pursuant to this Section 2.02 into the Collection Account within one Business Day after receipt thereof and deposit or cause such Collections to be deposited into the Agent's Account within 1 Business Day of deposit into the Collection Account), and shall allocate such amounts, during each Due Period, as follows:

                         (i) during the Revolving Period and the Amortization Period, Allocable Finance Charge Collections will be allocated to the Purchasers and the Subordinated Purchaser jointly based on the Floating Allocation Percentage for such Due Period;

                         (ii) during the Revolving Period and the Amortization Period, Allocated Loss Amounts will be allocated to the Purchasers and the Subordinated Purchaser jointly based on the Floating Allocation Percentage for such Due Period;

                         (iii) during the Revolving Period, Allocable Principal Collections will be allocated to the Purchasers and the Subordinated Purchaser jointly based on the Floating Allocation Percentage for such Due Period and the Servicer shall, on behalf of the Purchasers and the Subordinated Purchaser which own such Purchase Interests, have the proceeds of the Allocable Principal Collections attributable to such Purchase Interests automatically reinvested in additional undivided percentage interests in the Pool Receivables pursuant to Section 2.06(a) below;

                         (iv) during the Amortization Period, Allocable Principal Collections will be allocated to the Purchasers and the Subordinated Purchaser jointly based on the Fixed Allocation Percentage for such Due Period; and

                         (v) notwithstanding the occurrence of the Final Distribution Date or the termination of the Trust under the Pooling and Servicing Agreement, the Purchasers shall be entitled to receive all amounts constituting the Allocation Percentage of Recoveries of Pool Receivables up to the amount of the unreimbursed Purchaser Charge-Offs on such date.

                 (b) Amounts not allocated to the Purchasers and the Subordinated Purchaser jointly as described above will be allocated to the Seller Interest and deposited into the Seller Account. Amounts allocated under subsection (a)(iii) and (a)(iv) above for any Due Period are referred to as the "Total Principal Collections" for such Due Period.

                 SECTION 2.03. Allocation and Distribution of Finance Charges. (a) On each Distribution Date, the Servicer will allocate all Allocable Finance Charge Collections for the immediately preceding Due Period held by it for the Purchasers and the Subordinated Purchaser jointly pursuant to Section 2.02 above to the Purchasers and the Subordinated Purchaser pro rata based on their relative Capital as of the end of the second preceding Due Period.

                 (b) On each Distribution Date, the Servicer shall further allocate and distribute Allocable Finance Charge

Collections allocated to the Purchasers pursuant to Section 2.03(a) in the following priority:

                         (i) first, an amount equal to the accrued but unpaid Yield to such Distribution Date with respect to such Receivable Interest plus any additional interest with respect to Yield that was due with respect to such Purchaser Receivable Interest but not paid on a prior Distribution Date will be deposited into the Agent's Account on behalf of the Purchasers owning such Purchaser Receivable Interest;

                         (ii) second, an amount equal to any accrued but unpaid amounts, fees and expenses (including amounts payable under the Fee Letter and (if the Agent shall notify the Servicer at least two Business Days prior to such Distribution Date) payments under Sections 1.06, 1.07, 4.01,4.02, 4.03 and 7.04 of this Agreement) due and payable under this Agreement with respect to such Receivable Interest will be deposited into the Agent's Account, for the Agent's own account or on behalf of the Purchasers owning such Purchaser Receivable Interest, as the case may be;

                         (iii) third, an amount equal to the Purchaser Loss Amount for such Distribution Date shall be allocated and distributed, in accordance with the provisions of Section 2.06 hereof, in the same manner as Available Principal Collections for such Distribution Date;

                         (iv) fourth, if the Servicer is neither Spirit nor an Affiliate of Spirit, an amount equal to the Purchaser Servicer Fee for such Distribution Date will be paid to the Servicer; and

                         (v) fifth, the balance, if any, will constitute a portion of the Excess Finance Charge Collections for such Distribution Date and will be allocated as set forth in Section 2.04 hereof.

                 (c) Upon receipt of funds deposited into the Agent's Account pursuant to subsection (b) above, the Agent will distribute such funds to the relevant Purchasers or retain such funds for its own account, as the case may be.

                 (d) On each Distribution Date, the Servicer shall further allocate and distribute Allocable Finance Charge Collections allocated to the Subordinated Purchaser pursuant to Section 2.03(a) in the following priority:

                         (i) first, if the Servicer is neither Spirit nor an Affiliate of Spirit, an amount equal to the Subordinated Purchaser Servicer Fee for such Distribution Date will be paid to the Servicer; and

                         (ii) second, the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be allocated and distributed as set forth in Section 2.04 hereof.

                 SECTION 2.04. Allocation and Distribution of Excess Finance Charge Collections. On each Distribution Date, the Servicer will allocate and distribute all amounts, if any, specified pursuant to Section 2.03(b)(v) and
Section 2.03(d)(ii) (the "Excess Finance Charge Collections" for such Distribution Date), in the following priority:

                 (a) first, an amount equal to the Required Amount, if any, with respect to such Due Period will be deposited into the Agent's Account, and upon receipt of such funds, the Agent shall apply such funds to the Required Amount, in the order set forth in Section 2.05(a) hereof;

                 (b) second, an amount equal to the aggregate amount of Purchaser Charge-Offs which have not been previously reimbursed will be allocated and distributed, in accordance with the provisions of Section 2.06 hereof, in the same manner as, Available Principal Collections for such Distribution Date;

                 (c) third, an amount equal to the Subordinated Purchaser Loss Amount for such Distribution Date will be allocated and distributed, in accordance with the provisions of Section 2.06 hereof, in the same manner as Available Principal Collections for such Distribution Date;

                 (d) fourth, if the Servicer is Spirit or an Affiliate of Spirit, an amount equal to the sum of the Purchaser Servicer Fee and the Subordinated Purchaser Servicer Fee for such Distribution Date will be allocated and paid to the Servicer;

                 (e) fifth, an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced pursuant to clauses (c),
(d) and (e) of the definition of "Subordinated Purchaser Capital" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be allocated and distributed, in accordance with the provisions of Section 2.06 hereof, in the same manner as Available Principal Collections for such Distribution Date;

                 (f) sixth, an amount equal to the Subordinated Purchaser Yield will be allocated and deposited into the Subordinated Purchaser Account; and

                 (g) seventh, the balance, if any, will be allocated to the Seller Interest and deposited into the Seller Account.

                 SECTION 2.05. Required Amount; Subordinated Principal Collections; Charge-Offs. (a) On the second Business Day preceding each Distribution Date, the Servicer will determine the amount (the "Required Amount"), if any, by which:

                          (i)  the sum of:

                               (A)     the accrued but unpaid Yield to such
                                       Distribution Date,

                               (B)     any additional interest with respect
                                       to Yield that was due but not paid on
                                       a prior Distribution Date,

                               (C)     the amount of any accrued but unpaid
                                       amounts, fees or expenses due and
                                       payable to the Purchasers or the
                                       Agent under this Agreement (including
                                       amounts payable under the Fee Letter
                                       and (if the Agent shall have notified
                                       the Servicerat least two Business
                                       Days prior to such Distribution Date)
                                       payments under Sections 1.06, 1.07,
                                       4.01, 4.02, 4.03 and 7.04 of this
                                       Agreement) accrued to such
                                       Distribution Date,

                               (D)     the Purchaser Loss Amount for the
                                       related Due Period, and

                               (E)     if Spirit or an Affiliate of Spirit
                                       is no longer the Servicer, the
                                       Purchaser Servicer Fee accrued to
                                       such Distribution Date;

exceeds:

                         (ii)  the product of:

                               (A)     Allocated Finance Charges, and

                               (B)     the Purchaser Percentage.

The Servicer will give the Agent notice of the Required Amount on each such determination date on which the Servicer determines that the Required Amount is greater than zero.

                 (b) If the Required Amount is greater than zero, Excess Finance Charge Collections for the related Distribution Date will be allocated to and used to fund the Required Amount with respect to such Distribution Date pursuant to Section 2.04(a) hereof.

                 (c) If Excess Finance Charge Collections with respect to such Distribution Date are less than the Required Amount, an amount up to the amount of the Subordinated Principal Collections for such Distribution Date will be allocated to and used to fund the remaining Required Amount. The Subordinated Purchaser Capital, if any, will be reduced by the amount of Subordinated Principal Collections allocated to fund the Required Amount. In the event that such reduction would cause the Subordinated Purchaser Capital to be a negative number, the Subordinated Purchaser Capital will be reduced to zero, and the Purchaser Capital will be reduced by the amount by which the Subordinated Purchaser Capital would have been reduced below zero (but not by more than the Purchaser Loss Amount for such Due Period).

                 (d) If Subordinated Principal Collections with respect to any Due Period are insufficient to fund the remaining Required Amount for such Due Period, then a portion of the Subordinated Purchaser Capital, if any, equal to such insufficiency (but not in excess of the Purchaser Loss Amount for such Due Period) will be allocated and distributed to the Purchasers and the Subordinated Purchaser Capital will be reduced by the amount so allocated and distributed. In the event that such reduction would cause the Subordinated Purchaser Capital to be a negative number, the Subordinated Purchaser Capital will be reduced to zero, and the Purchaser Capital will be reduced by the amount by which the Subordinated Purchaser Capital would have been reduced below zero (but not by more than the Purchaser Loss Amount for such Due Period) and such amount will be treated as a Purchaser Charge-Off.

                 (e) Such reductions of the Subordinated Purchaser Capital shall thereafter be reimbursed and the Subordinated Purchaser Capital increased (but not by an amount in excess of the aggregate reductions of the Subordinated Purchaser Capital) on each Distribution Date by the amount of Excess Finance Charge Collections for such Distribution Date allocated and available for that purpose pursuant to Section 2.04(e) hereof.

                 (f) Purchaser Charge-Offs shall thereafter be reimbursed and the Purchaser Capital increased (but not by an amount in excess of the aggregate Purchaser Charge-Offs) on any Distribution Date by the amount of Excess Finance Charge Collections allocated and available for that purpose pursuant to Section 2.04(b) hereof.

                 SECTION 2.06. Allocation and Distribution of Allocable Principal Collections. (a) On each day during the Revolving Period on which Collections of Pool Receivables are received by it, the Servicer will allocate Total Principal Collections to the Purchasers and the Subordinated Purchaser pro rata based on their relative Capital as of the end of the immediately preceding Due Period. The Servicer shall, on each day during the Revolving Period on which Total Principal

Collections are allocated pursuant to the preceding sentence, unless the Servicer shall then have knowledge that any of the conditions precedent set forth in paragraph 2 of Exhibit II hereto has not been satisfied, reinvest with the Seller, on behalf of the Purchasers and the Subordinated Purchaser, respectively, in additional undivided percentage interests in the Pool Receivables, the amount of the Total Principal Collections so allocated to the Purchasers and the Subordinated Purchaser, as the case may be; provided, however, that such reinvestment shall be effected in a manner such that the Purchaser Capital and the Subordinated Purchaser Capital immediately following such reinvestment are equal to the Purchaser Capital and the Subordinated Purchaser Capital immediately prior to the allocation of Total Principal Collections on such day pursuant to the first sentence of this Section 2.06(a).

                 (b) On each Distribution Date with respect to the Amortization Period, the portion of the Total Principal Collections received by the Servicer during the preceding Due Period not used to fund any portion of the Required Amount pursuant to Section 2.05(c) hereof (the "Available Principal Collections") will be allocated and distributed by the Servicer in the following priority:

                         (i) if the Partial Amortization Date shall have occurred but the Termination Date shall not yet have occurred,

                         (A) first, such Available Principal Collections will be allocated to the Purchaser Receivable Interests and deposited into the Agent's Account until Purchaser Capital for such Distribution Date shall have been reduced to $100,000,000; upon receipt of such funds, the Agent shall distribute such funds to the Purchasers;

                         (B) second, the balance of such Available Principal Collections will be allocated to the Subordinated Purchaser Receivable Interests and deposited into the Subordinated Purchaser Account, until Subordinated Purchaser Capital for such Distribution Date shall have been reduced to $9,890,110; and

                         (C) third, the balance, if any, shall be allocated and distributed in accordance with the provisions of Section 2.06(a) hereof, as if such balance constituted Total Principal Collections received by the Servicer on a day during the Revolving Period and (for the purposes of the allocation in the first sentence of Section 2.06(a) and the proviso at the end of Section 2.06(a)) as if the Purchaser Capital and the Subordinated Purchaser Capital on the relevant dates had been $100,000,000 and $9,890,110, respectively; or

                 (ii)  if the Termination Date shall have occurred,

                         (A) first, such Available Principal Collections will be allocated to the Purchaser Receivables Interests and deposited into the Agent's Account, until Purchaser Capital for such Distribution Date shall have been reduced to zero; upon receipt of such funds, the Agent shall distribute such funds to the Purchasers;

                         (B) second, the balance of such Available Principal Collections will be allocated to the Subordinated Purchaser Receivable Interests and deposited into the Subordinated Purchaser Account, until Subordinated Purchaser Capital for such Distribution Date shall have been reduced to zero; and

                         (C) third, the balance, if any, will be allocated to the Seller Interest and deposited into the Seller Account.

                 SECTION 2.07. Dilution Amounts. (a) On the last day of each Due Period, the aggregate amount of Principal Receivables used to calculate the Seller Interest will be reduced by an amount equal to the Series Dilution Amount for this Series (as defined in the Pooling and Servicing Agreement) (such reduction to be in addition to the reductions required by
Section 4.3(d) of the Pooling and Servicing Agreement). If such reduction (by an amount equal to the Series Dilution Amount for this Series) would cause the Seller Interest to be less than the difference between the Aggregate Minimum Seller Interest (as defined in the Pooling and Servicing Agreement) and the Minimum Seller Capital (the amount by which the Seller Interest is reduced below such amount is referred to herein as the "Series Dilution Deficit"), then the Owner shall promptly, but in no event later than 10 Business Days after such last day, either (i) deposit into the Agent's Account in immediately available funds an amount equal to such Series Dilution Deficit, which deposit shall be treated as Allocable Principal Collections with respect to such Due Period and shall be applied in accordance with this Article II, or (ii) convey Principal Receivables arising in Additional Accounts to the Trust in an aggregate amount at least equal to such Series Dilution Deficit; provided, that if any Certificate Series is outstanding and the Owner shall fail to either deposit the Series Dilution Deficit into the Agent's Account or convey Principal Receivables arising in Additional Accounts in an aggregate amount at least equal to such Series Dilution Deficit with respect to any Due Period within ten days after the Owner shall be required to make such a deposit or conveyance, then (i) the Subordinated Purchaser Capital will be reduced by an amount equal to the lesser of such Series Dilution Deficit and the Subordinated Purchaser Capital and (ii) the positive difference, if any, between the Series Dilution Deficit and the Subordinated Purchaser Capital will be treated as a Purchaser Charge-Off and the Purchaser Capital will be reduced by such amount.

                 (b) If the Pool Receivables shall include any Discount Option Receivables on any date when the Owner is required, pursuant to Section 2.07(a) of this Agreement, to deposit any amount into the Agent's Account or to convey Principal Receivables to the Trust, the Owner shall on such date make an additional deposit into the Agent's Account or convey Principal Receivables arising in Additional Accounts to the Trust, in each case in an amount equal to the difference between (i) the amount the Owner would have been required to deposit or convey on such date pursuant to Section 2.07(a) if none of the Pool Receivables had been Discount Option Receivables, minus (ii) the amount actually deposited or conveyed by the Owner on such date pursuant to Section 2.07(a).

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                           EARLY AMORTIZATION EVENTS

                 SECTION 3.01. Representations and Warranties; Covenants. (a) Each of the Trustee, the Subordinated Purchaser, the Owner and the Servicer hereby makes the representations and warranties set forth for such party in
Exhibit III hereto.

                 (b) Each of the Trustee, the Subordinated Purchaser, the Owner and the Servicer hereby agrees to perform and observe the covenants set forth for such party in Exhibit IV hereto.

                 (c) In addition, the Servicer hereby agrees to perform and observe the covenants set forth in Exhibit V hereto.

                 SECTION 3.02. Early Amortization Events. If any of the Early Amortization Events set forth in Exhibit VI hereto shall occur and be continuing, the Agent may, by notice to the Owner, the Seller and the Servicer, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of Exhibit VI, the Facility Termination Date shall occur. Upon any such declaration or upon any such automatic termination, and subject to any limitations on the Purchasers' rights and remedies in respect of the Pool Receivables under the Pooling and Servicing Agreement or pursuant to the other terms of this Agreement, the Purchasers and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided under the UCC with respect to the Receivable Interests purchased by them hereunder and under other applicable law, which rights and remedies shall be cumulative; provided, however, that so long as any Investor Certificates shall be outstanding, the Agent and the Purchasers shall not exercise such other rights and remedies under the UCC and other applicable law unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that the exercise of such rights and remedies shall not materially and adversely affect the interests of the holders of the Investor Certificates.


                                   ARTICLE IV
                          INDEMNIFICATION; PURCHASE OF
                             INELIGIBLE RECEIVABLES

                 SECTION 4.01. Indemnities by the Owner. Without limiting any other rights that the Agent, the Purchaser Representative, the Seller, the Trustee, or any Purchaser or any of their respective Affiliates (each, an "Indemnified Party") may have under this Agreement or under applicable law, the Owner hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Purchaser Receivable Interests or in respect of any Receivable or any Cardholder Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or any of its Affiliates, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Purchaser Receivable Interests or in respect of any Receivable or any Cardholder Agreement. Without limiting or being limited by the foregoing, the Owner shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                      (i) the creation of an undivided percentage ownership interest in any Receivable (A) which purports to be part of the Net Receivables Pool Balance but which is not, at the date of the creation of such interest, an Eligible RPA Receivable or (B) the Obligor of which is not a United States resident, is an Affiliate of any of the parties hereto or is a government or a governmental subdivision or agency;

                     (ii) reliance on (A) any written representation or warranty or statement made or deemed made by the Seller or the Owner (or any of their respective officers) on or prior to the date of this Agreement under or in connection with this Agreement, or any exhibit, certificate or report delivered pursuant hereto or in connection herewith, which shall have been incorrect in any material respect when made, and (B) thereafter, any representation or warranty or statement made or deemed made by the Seller or the Owner (or any of their respective officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                    (iii) the failure by the Seller or the Owner to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Cardholder Agreement (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); or the failure of any Pool Receivable or the related Cardholder Agreement to conform to any such applicable law, rule or regulation;

                     (iv) the failure to vest in the relevant Purchaser a perfected undivided percentage ownership interest in the Receivables in, or purporting to be in, the Receivables Pool and the Collections in respect thereof, free and clear of any Adverse Claim (except for interests created therein pursuant to the Pooling and Servicing Agreement);

                      (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                     (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Cardholder Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (vii) any failure of the Seller or the Owner to perform its duties or obligations in accordance with the provisions hereof or of the Pooling and Servicing Agreement or to perform its duties or obligations under the Cardholder Agreements;

                   (viii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Cardholder Agreement;

                     (ix) the commingling of Collections of Pool Receivables at any time with other funds;

                      (x) any action or omission by the Owner or the Seller reducing or impairing the rights of any Purchaser with respect to any Pool Receivable or the value of any Pool Receivable (including, without limitation, any cancellation, modification or netting of any Receivable by the Owner or the Seller); or

                     (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Purchaser Receivable Interests or in respect of any Receivable or Cardholder Agreement.

                 SECTION 4.02. Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have under this Agreement or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against, and to pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against, any and all Indemnified Amounts relating to or resulting from any of the following:

                         (i) reliance on (A) any written representation or warranty or statement made or deemed made by the Servicer (or any of its officers) on or prior to the date of this Agreement under or in connection with this Agreement, or any exhibit, certificate or report delivered pursuant hereto or in connection herewith, which shall have been incorrect in any material respect when made, and (B) thereafter, any representation or warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                     (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Cardholder Agreement (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                    (iii) any claim relating to collection activities with respect to any Pool Receivable;

                     (iv) any failure of the Servicer or the Administrative Servicer to perform its duties or obligations in accordance with the provisions hereof or of the Administrative Servicer Agreement or of the Pooling and Servicing Agreement;

                      (v) any action or omission by the Servicer reducing or impairing the rights of any Purchaser with respect to any Pool Receivable or the value of any Pool Receivable;

excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or any of its Affiliates, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Cardholder Agreement.

                 SECTION 4.03. Purchase of Ineligible and Certain Other Receivables. (a) The Owner agrees to make payment when due of all deposits which the Owner is required to make pursuant to Section 2.4(d)(iii) and 2.4(e) of the Pooling and Servicing Agreement. Any amount deposited by the Owner in the Collection Account pursuant to Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement, which deposit is made on account of the Receivable Interests created under this Agreement, shall be deemed to be a Collection in respect of the related Pool Receivable as to which such deposit is made, and the amount of each such Collection shall be applied in accordance with Article II hereof. If any such deposit is made after the end of a Due Period but on or prior to the first Distribution Date following the end of such Due Period, such deposit shall be deemed to be a Collection received during such Due Period.

                 (b) If the Pool Receivables shall include any Discount Option Receivables on any date when the Owner is required, pursuant to Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement, to deposit any amount into the Collection Account on account of the Receivable Interests created under this Agreement, the Owner shall make an additional deposit into the Collection Account on such date in an amount equal to the difference between (i) the amount the Owner would have been required to deposit into the Collection Account on such date on account of such Receivable Interests pursuant to the Pooling and Servicing Agreement if none of the Pool Receivables had been Discount Option Receivables, minus (ii) the amount actually deposited by the Owner into the Collection Account on such date on account of such Receivable Interests pursuant to the Pooling and Servicing Agreement.

                 SECTION 4.04. Reassignment of Receivables and Receiv-able Interests. (a) If, pursuant to Section 2.4(d) of the Pooling and Servicing Agreement, any Receivables that are "Ineligible Receivables" (as defined in the Pooling and Servicing Agreement) are required to be assigned by the Seller to the Owner, each Purchaser and the Subordinated Purchaser hereby assigns such Receivables to the extent of its Receivable Interest to the Seller, effective upon and simultaneously with the assignment by the Seller of such Receivable to the Owner in accordance with the Pooling and Servicing Agreement, subject to the prior payment by the Owner of the amounts required under the Pooling and Servicing Agreement.

                 (b) If, pursuant to Section 2.4(e) of the Pooling and Servicing Agreement, all Receivable Interests are required to be assigned by the Seller to the Owner, each Purchaser and the Subordinated Purchaser hereby assigns its Receivable Interest to the Seller, effective upon and simultaneously with the assignment by the Seller of the Receivables to the Owner in accordance with the Pooling and Servicing Agreement, subject to the prior payment by the Owner of the amounts required under the Pooling and Servicing Agreement.

                 (c) If, pursuant to Section 9.2 of the Pooling and Servicing Agreement, all Receivables are to be sold by the Seller, each Purchaser and the Subordinated Purchaser hereby assigns its Receivable Interest to the Seller, effective upon and simultaneously with the sale by the Seller of the Receivables in accordance with the Pooling and Servicing Agreement.

                 SECTION 4.05. Repurchase of Purchaser Receivable Interests. On any Distribution Date on or after the Facility Termination Date, the Owner may, upon 30 days' prior notice to the Agent, purchase all, but not less than all, of the Purchaser Receivable Interests outstanding on such Distribution Date, in accordance with the terms specified in Section 12.2(a) of the Pooling and Servicing Agreement, provided that on such

Distribution Date (a) the Subordinated Purchaser Capital has not been reduced to zero, and (b) the sum of the Purchaser Capital plus the Subordinated Purchaser Capital is equal to or less than 5% of the highest Purchase Limit theretofore in effect under this Agreement. The deposit required in connection with any such purchase shall be made to the Agent's Account, for the account of the relevant Purchaser(s), and shall be in an amount equal to the Purchaser Capital plus all Yield accrued thereon through the date of such purchase. The Owner shall also pay to the Agent, on the date of any such purchase, for the account of the Agent and the relevant Purchaser(s), as the case may be, all accrued fees, costs and expenses payable hereunder to the Agent and/or the Purchasers.

                                   ARTICLE V
                                  THE SERVICER

                 SECTION 5.01. Designation of the Servicer; Delegation of Duties. a) Each of the Seller, the Subordinated Purchaser, the Purchasers and the Agent hereby confirms that the Person appointed from time to time to act as Servicer under the Pooling and Servicing Agreement, initially Spirit, shall act as its agent and as agent for the holders of the Investor Certificates in servicing the Pool Receivables and the Collections. The parties hereto confirm that it is impracticable to have more than one Servicer servicing the Pool Receivables and, accordingly, all servicing activities described in the Pooling and Servicing Agreement shall be the responsibility of the Servicer and shall be performed in accordance with the Pooling and Servicing Agreement. Spirit as the initial Servicer hereby confirms, for the benefit of the parties hereto, that it shall perform the duties and obligations of the Servicer pursuant to the terms of the Pooling and Servicing Agreement.

                 (b) In accordance with Section 10.2 of the Pooling and Servicing Agreement, the Servicer may be terminated from time to time. Any Successor Servicer shall be appointed by the Trustee in accordance with Section
10.2 of the Pooling and Servicing Agreement and any Successor Servicer so appointed shall act as the Servicer.

                 (c) The Servicer may subcontract with any other Person, with the prior consent of the Agent (which consent will not be unreasonably withheld), for the administration and collection of the Pool Receivables; provided, however, that such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof and of the Pooling and Servicing Agreement. The Agent hereby acknowledges and consents to the continuation of J. C. Penney Business Services, Inc. as the Administrative Servicer pursuant to the terms and conditions set forth in the Administrative Servicer Agreement.

                 SECTION 5.02. Administration and Collection of the Pool Receivables. In addition to performing the duties undertaken pursuant to the Pooling and Servicing Agreement, the Servicer shall conduct the administration and collection of the Pool Receivables in accordance with the provisions of
Exhibit V.

                 SECTION 5.03. Servicer Fee. The Servicer shall be paid a servicing fee (the "Servicer Fee") at the per annum rate of 2.0% (the "Servicing Fee Rate") on the average daily Purchaser Capital and Subordinated Purchaser Capital of each Receivable Interest, from the date of purchase of such Receivable Interest until the date on which such Purchaser Capital and Subordinated Purchaser Capital is reduced to zero, payable on each Distribution Date for the immediately preceding Settlement Period. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Article II of the Agreement.


                                   ARTICLE VI
                          THE PURCHASER REPRESENTATIVE

                 SECTION 6.01.  Designation of the Purchaser Representative.
(a) CNAI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Purchaser Representative pursuant to the terms hereof and (with respect to the Receivables Purchase Series arising in connection with this Agreement) pursuant to the Pooling and Servicing Agreement.

                 (b) The Subordinated Purchaser and the Agent hereby appoint the Purchaser Representative, from time to time designated pursuant to this
Section 6.01, as the representative for themselves and for the Purchasers to perform the duties and obligations of the Purchaser Representative on their behalf under the Pooling and Servicing Agreement.

                 (c) The Agent may, by notice to the Seller, the Owner, the Subordinated Purchaser and the Servicer, designate another Person (including, without limitation, the Agent itself) to succeed CNAI as the Purchaser Representative if such Person shall consent and agree to the terms hereof and of the Pooling and Servicing Agreement.

                 SECTION 6.02. Duties of the Purchaser Representative. (a) The Purchaser Representative shall furnish to each Purchaser and to the Subordinated Purchaser a copy of each notice, instrument or other document received by it in connection with this Agreement or the Pooling and Servicing Agreement within a reasonable period of time after receipt thereof.

                 (b) The Purchaser Representative shall, on behalf of the Purchasers and the Subordinated Purchaser, direct the time, method and place of exercising any right or remedy available to the Purchasers and/or the Subordinated Purchaser under the Pooling and Servicing Agreement and take such other actions under the Pooling and Servicing Agreement as could be taken by the Purchasers and/or the Subordinated Purchaser and as are, in the sole discretion of the Purchaser Representative, necessary or desirable to effectuate the purposes of this Agreement; provided, however, that the Purchaser Representative shall not be required to take any action which exposes the Purchaser Representative to personal liability or which is contrary to this Agreement or applicable law.

                 SECTION 6.03. Limitation on Purchaser Representative Liability, Etc. (a) Neither the Purchaser Representative nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Purchaser
Representative:

                         (i) may treat the Purchaser of any Purchaser Receivable Interest as the holder thereof, and may treat the Subordinated Purchaser as the holder of the Subordinated Receivable Interest, until the Purchaser Representative receives written notice of the assignment or transfer thereof signed by such Person and in form satisfactory to the Purchaser Representative;

                         (ii) may consult with legal counsel (including counsel for the Seller, the Owner or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                         (iii) makes no warranty or representation to any Purchaser or to the Subordinated Purchaser and shall not be responsible to any Purchaser or to the Subordinated Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the Pooling and Servicing Agreement;

                         (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Pooling and Servicing Agreement on the part of the Seller, the Owner or the Servicer or to inspect the property (including the books and records) of the Seller, the Owner or the Servicer;

                         (v) shall not be responsible to any Purchaser or the Subordinated Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Pooling and Servicing Agreement or any instrument or document furnished pursuant hereto; and

                         (vi) shall incur no liability under or in respect of this Agreement, the Pooling and Servicing Agreement or any such other document or instrument by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram) believed by it to be genuine and signed or sent by the proper party or parties.

                 (b) With respect to rights and obligations under this Agreement and as a Purchaser hereunder, each of Ciesco, CAFCO and CRC shall have the same rights and powers under this Agreement, the Pooling and Servicing Agreement or any such other document or instrument as any other Purchaser and may exercise the same as though CNAI were not the Purchaser Representative hereunder. CNAI and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, the Owner or the Servicer, any of their respective Affiliates and any Person or entity who may do business with or own securities of the Seller, the Owner or the Servicer or any of its Affiliates, all as if CNAI were not the Purchaser Representative and without any duty to account therefor to the Purchasers or the Subordinated Purchaser.

                 (c) The Subordinated Purchaser acknowledges that it has, independently and without reliance upon the Purchaser Representative and based on such financial statements and other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Subordinated Purchaser also acknowledges that it will, independently and without reliance upon the Purchaser Representative or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Pooling and Servicing Agreement and any other agreement or other document.


                                  ARTICLE VII
                                 MISCELLANEOUS

                 SECTION 7.01. Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller, the Owner, the Servicer or the Subordinated Purchaser therefrom shall be effective unless in a writing signed by the Owner, the Seller, the Servicer, the Subordinated Purchaser and the Agent, as agent for the Purchasers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that so long as any Investor Certificates shall be outstanding, no such amendment shall become effective unless (i) the Owner shall have delivered an Opinion of

Counsel to the Agent and the Trustee to the effect that such amendment shall not materially and adversely affect the interests of the holders of the Investor Certificates or (ii) S&P and Moody's shall have notified the Owner, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of their respective ratings on any Investor Certificates. In addition, and so long as any Investor Certificates shall be outstanding, (y) if such amendment relates to any of the provisions of Article II hereof (and regardless of whether an Opinion of Counsel has been delivered pursuant to clause (i) of the preceding sentence), S&P shall have notified the Owner, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating on any Investor Certificates, and
(z) if such amendment relates to any other provisions of this Agreement (other than an amendment the sole effect of which is to extend the Facility Termination Date or to modify the terms of an Enhancement which is for the sole benefit of the Purchase Interests under this Agreement and the "Purchase Interests" under the Parallel Purchase Commitment), S&P shall have been given at least one Business Day's prior written notice of such amendment and S&P shall not have advised the Owner or the Servicer at the close of business on the Business Day following receipt of such notice that such action would result in a reduction or withdrawal of its rating on any Investor Certificates. Defined terms which are incorporated herein by reference from the Pooling and Servicing Agreement shall not be altered or affected by any subsequent amendment to the Pooling and Servicing Agreement which relates to such terms, unless the Agent shall have consented in writing to such amendment.

                 (b) No failure on the part of any Purchaser, the Subordinated Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                 (c) Each of the parties hereto acknowledges its intent to enter into negotiations with a view to agreeing upon terms and conditions of an amendment to this Agreement in the event that the Owner desires to have the Purchasers fund purchases of Purchaser Receivable Interests from the Seller with medium term notes.

                 SECTION 7.02. Notices, Etc. (a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                 (b) So long as Spirit is the Servicer under this Agreement, any notice required to be given to the Owner and the Servicer hereunder shall be deemed to have been delivered to both the Owner and the Servicer if such notice is delivered to Spirit at its address set forth below its name on the signature page hereof.

                 SECTION 7.03. Assignability. (a) This Agreement and each Purchaser's rights and obligations herein (including ownership of each Purchaser Receivable Interest) shall be assignable by such Purchaser and its successors and assigns; provided, that no assignee shall be entitled to compensation pursuant to Section 1.06(a) hereof at a rate in excess of that to which the assignor Purchaser was entitled immediately prior to such assignment; and provided, further, that, unless the proposed assignee is any of Ciesco, CAFCO, CRC, CNAI or Citibank, each assignor of a Purchaser Receivable Interest or any interest therein shall give the Agent, the Owner, the Servicer and the Seller at least ten Business Days' notice of a proposed assignment and shall not consummate such assignment if the Owner notifies such assignor that the proposed assignee or any Affiliate of a proposed assignee is a competitor of the Owner, Charming Shoppes or any of their respective Affiliates. Subject to the provisions of Section 7.06(b) hereof, each assignor of a Purchaser Receivable Interest may in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller, the Servicer or the Owner, including the Receivables, furnished to such assignor by or on behalf of the Seller, the Servicer or the Owner or by the Agent.

                 (b) This Agreement and the rights and obligations of the Agent (in its capacity as agent hereunder) herein shall be assignable by the Agent and its successors and assigns; provided, however, that the Agent agrees that it will not assign of its own volition such rights and obligations to any Person that is not Affiliate of CNAI unless:

                         (i)  in the reasonable judgment of the Agent
        consistent with its internal policy (including, without limitation, the internal policy of any Affiliate of the Agent, with respect to which the manner in which conflicts of interest are to be resolved) and legal and regulatory restrictions, the Agent determines that it would be disadvantageous to the Agent or an Affiliate of the Agent for it to continue as the Agent hereunder, or

                        (ii) the Agent's decision to assign its rights and obligations (in its capacity as the agent hereunder) is consistent with its determination to assign its rights and obligations as the agent in respect of a majority of the other transactions with sellers of receivables in which it is, at such time, the agent, which involve receivables having a tenor similar to the tenor of the Receivables.

                 (c) None of the Seller or the Subordinated Purchaser, or subject to paragraph 2(m) of Exhibit IV hereto, the Owner, or subject to
Section 8.2 of the Pooling and Servicing Agreement and paragraph 2(e) of
Exhibit IV hereto, the Servicer, may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

                 SECTION 7.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Sections 4.01 and 4.02 hereof, the Owner agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Purchaser Receivable Interests and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel for the Agent, CNAI, Citicorp Securities Markets, Inc., Citibank, N.A., Ciesco, CAFCO, and CRC with respect thereto and with respect to advising the Agent, CNAI, Citicorp Securities Markets, Inc., Citibank, N.A., Ciesco, CAFCO and CRC as to their rights and remedies under this Agreement, (ii) the Agent's out-of-pocket costs and expenses in connection with annual audits under paragraph 1(b) of Exhibit V, and (iii) all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, Citicorp Securities Markets, Inc., Citibank, N.A., the Seller, the Trustee, or the Purchasers in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

                 (b) In addition, the Owner shall pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                 SECTION 7.05. No Proceedings. (a) Each of the Seller, the Agent, the Owner, the Servicer, the Subordinated Purchaser, each Purchaser, each assignee of a Purchaser Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Purchaser Receivable Interests or interests therein hereby agrees that it will not institute against Ciesco, CAFCO or CRC any proceeding of the type referred to in paragraph (g) of
Exhibit VI so long as any senior indebtedness issued by Ciesco, CAFCO or CRC, as the case may be, shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

                 (b) Each of the Agent, the Owner, the Servicer, each Purchaser, each assignee of a Purchaser Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Purchaser Receivable Interests or interests therein hereby agrees that it will not institute against the Trust any proceeding of the type referred to in paragraph
(g) of Exhibit VI so long as any Investor Certificate shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Investor Certificate shall have been outstanding.

                 SECTION 7.06. Confidentiality. (a) Unless otherwise required by applicable law, each of the Seller, the Owner, the Servicer and the Subordinated Purchaser agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent,
(ii) to independent financial rating agencies in connection with the rating of any Certificate Series issued or to be issued pursuant to the Pooling and Servicing Agreement, and (iii) to the Seller's legal counsel and auditors, the Owner's legal counsel and auditors, the Servicer's legal counsel and auditors, and the Subordinated Purchaser's legal counsel and auditors if, in each case, they agree (whether or not in writing) to hold it confidential.

                 (b) Each of the Agent and each Purchaser agrees (i) to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise and (ii) to use reasonable efforts (e.g., procedures substantially comparable to those applied by the Agent or such Purchaser, as the case may be, in respect of non-public information as to its business) to maintain the confidentiality of (x) the Owner's customer lists, the list of Stores delivered to the Agent pursuant to paragraph 2(n) of Exhibit IV hereto, and any other non-public information as to the Owner's business and the Servicer's business and (y) the contents of the Administrative Servicer Agreement, in each case, to the extent that such information is not and does not become publicly available (other than by the filing of financing statements pursuant to this Agreement); provided, that nothing in this subsection (b) shall affect the disclosure of this Agreement or such non-public information (1) to the extent required by law (including statute, rule, regulation or judicial process), (2) to the Agent's or a Purchaser's counsel or accountants, as the case may be, provided they agree (whether or not in writing) to hold it confidential, and (3) to bank examiners and auditors and appropriate government examining authorities, and provided, further, that the Agent, each Purchaser and each assignee of Receivable Interests may, in connection with any assignment or participation or proposed assignment or participation, disclose this Agreement to the assignee or participant or to a proposed assignee or participant and any information relating to the Owner or the Servicer furnished to such entity by or on behalf of the Owner or the Servicer or by the Agent, if, prior to any such disclosure, such assignee or participant or proposed assignee or participant agrees, in a writing reasonably satisfactory to the Owner or the Servicer, as the case may be, to preserve the confidentiality of this Agreement and any confidential information relating to the Owner or the Servicer received by it from any of the foregoing entities. The Agent and each Purchaser shall, as promptly as practicable after becoming aware of any disclosure of any confidential information relating to the Owner or the Servicer, use good faith efforts to notify the Owner and the Servicer of such disclosure; provided, however, that the failure by the Agent or any Purchaser to give such notice shall not subject it to liability.

                 SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASERS OR THE SUBORDINATED PURCHASER IN THE RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                 SECTION 7.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                 SECTION 7.09. Survival of Termination. The provisions of Sections 1.06, 1.07, 4.01, 4.02, 4.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.

                 SECTION 7.10. Tax Treatment. The Owner and the Seller have structured this Agreement and the Receivable Interests with the intention that the Receivable Interests will qualify under applicable federal, state and local tax law as indebtedness. Except as otherwise required by law, the Seller, the Servicer, the Agent and each Purchaser agree to treat and to take no action inconsistent with the treatment of the Receivable Interests as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income.

                 SECTION 7.11. Duties of the Trustee. The Trustee hereby agrees to (i) perform its duties and obligations as set forth in the Pooling and Servicing Agreement and (ii) promptly take each action which the Agent may specify in accordance with Section 11.14(a) or any other applicable Section of the Pooling and Servicing Agreement to enforce the Pooling and Servicing Agreement for the benefit of the Purchasers, any other receivables purchasers, and any holders of Investor Certificates, all with reasonable care and diligence and in accordance with applicable laws, rules and regulations and the Pooling and Servicing Agreement.

                 SECTION 7.12.  Limitation on Seller/Trustee Liability, Etc.
(a) Neither the Trustee, in its individual capacity or in its capacity as the Seller hereunder, nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Trustee:
                         (i) may consult with legal counsel (including counsel for the Seller, the Owner or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                         (ii) makes no warranty or representation to any Purchaser or to the Subordinated Purchaser and shall not be responsible to any Purchaser or to the Subordinated Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the Pooling and Servicing Agreement;

                         (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Pooling and Servicing Agreement on the part of the Seller, the Owner or the Servicer or to inspect the property (including the books and records) of the Seller, the Owner or the Servicer;

                         (iv) shall not be responsible to any Purchaser or the Subordinated Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Pooling and Servicing Agreement or any instrument or document furnished pursuant hereto; and

                         (v) shall incur no liability under or in respect of this Agreement, the Pooling and Servicing Agreement or any such other document or instrument by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 7.13. Third Party Beneficiaries. (a) Each of the Seller and the Owner hereby acknowledge that the Agent, for the ratable benefit of the Purchasers, and the Purchasers are, to the extent of the Purchasers' rights and obligations under this Agreement, intended to be third party beneficiaries under Section 13.13 of the Pooling and Servicing Agreement.

                 (b) No "Investor Certificateholder" or "Enhancement Provider" (in each case as defined in the Pooling and Servicing Agreement) shall be a third-party beneficiary of this Agreement or have any benefit or any legal or equitable right, remedy or claim under this Agreement.

                 SECTION 7.14. Limited Recourse. (a) In no event will any Purchaser have any right or interest in the Trust to the extent allocated to the holder of Investor Certificates or attributable to the receivables purchase interest of any other Receivables Purchaser. Notwithstanding any other provision herein or in any other agreement or instrument, the Agent, on behalf of each Purchaser, confirms that it and each Purchaser has no interest in and will make no claim on, or otherwise interfere with, distributions of Collections allocated to any Investor Certificates or attributable to any other Receivables Purchasers under the Pooling and Servicing Agreement, any Supplement or any other receivables purchase agreement.

                 (b) Notwithstanding any claim that any Purchaser or the Agent may have hereunder, no such claim shall be payable from any Collections other than those attributable to the Purchase Interests pursuant to Section 2.01 and, as to all claims that any Purchaser or the Agent may have hereunder against the Trust, no such claim shall be payable other than from Allocable Finance Charge Collections, Allocable Principal Collections and the Allocation Percentage of Recoveries of Pool Receivables attributable to the Purchase Interests pursuant to Section 2.01. Nothing contained in this Section, however, shall limit or affect any claim that any Purchaser or the Agent may have hereunder against the Owner or the Servicer for any obligations under this Agreement which are direct obligations of the Owner or the Servicer.

                 Section 7.15. Limitation on Rights of Purchasers. It is understood and intended, and upon the purchase of each Purchaser Receivable Interest the Agent and each related Purchaser shall be deemed to have expressly covenanted and agreed with every other Receivables Purchaser and holder of an Investor Certificate and the Trustee, that the Purchaser Receivable Interests and the Investor Certificates shall rank pari passu among one another and amongst themselves (except for any Enhancement that may apply to only the Purchaser Receivable Interests or one series of Investor Certificates) and neither the Agent nor any Purchaser shall have any right hereunder or under the Pooling and Servicing Agreement (i) to surrender, waive, impair, disturb or prejudice the rights of any other Receivables Purchasers or the holders of the Investor Certificates, (ii) to obtain or seek to obtain priority over or preference to any other Receivables Purchaser or holder of an Investor Certificate or (iii) to enforce any right under this Agreement or the Pooling and Servicing Agreement against the Seller, except in the manner provided in the Pooling and Servicing Agreement and for the equal, ratable and common benefit of all Receivables Purchasers and holders of Investor Certificates and except (x) as otherwise expressly provided in the Pooling and Servicing Agreement or (y) to the extent this Agreement creates independent and non-duplicative rights against the Seller. For the protection and enforcement of the provisions of this Section, each and every Receivables Purchaser and holder of an Investor Certificate and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 SECTION 7.16. Consent to Amended and Restated PSA. Pursuant to Section 13.1(b) of the Original PSA, the Agent, as the Series Representative under this Agreement, consents as of the Effective Date to the amendments effected pursuant to the Amended and Restated Pooling and Servicing Agreement.

                 SECTION 7.17. References to the RPA. Each reference in each document delivered pursuant to the Original RPA to the "Receivables Purchase Agreement" shall mean and be a reference to this Agreement, as the same may be amended or restated from time to time.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


        SELLER:                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                    (formerly known as First Fidelity Bank,
                                    N. A., Pennsylvania), not in its
                                    individual capacity but solely
                                    as the Trustee for CHARMING
                                    SHOPPES MASTER TRUST (formerly known as
                                    Spirit of America Master Trust)


                                          By:
                                               ----------------------
                                               Title:  Vice President

                                               123 South Broad Street
                                               Philadelphia, Pennsylvania  19109
                                               Attention:  George Rayzis,
                                                           Vice President
                                               Facsimile Number:  (215) 985-7290
                                       with copies to:

                                       First Fidelity Bank,
                                         National Association, New York
                                       520 Madison Avenue
                                       New York, New York  10022
                                       Attention: Corporate Trust
                                                  Administration
                                       Facsimile Number:  (212) 715-4945

                                       Pepper, Hamilton & Scheetz
                                       1201 Market Street, Suite 1402
                                       Wilmington, Delaware 19801-1163
                                       Attention:  Richard Eckman, Esq.
                                       Facsimile Number:  (302) 656-8865

        SUBORDINATED
          PURCHASER:              FASHION SPC, INC.



                                  By:
                                       ----------------------
                                       Title:  Vice President

                                       3411 Silverside Road
                                       Wilmington, Delaware 19810
                                       Attention:  Kirk R. Simme
                                       Facsimile Number:
                                                         -----------


        OWNER/SERVICER:           SPIRIT OF AMERICA NATIONAL BANK,
                                    as the Owner and the Servicer


                                  By:
                                       ----------------------
                                       Title:  Vice President

                                       745 Center Street
                                       Milford, Ohio  45150
                                       Attention:  Kirk R. Simme
                                       Facsimile No. 513-576-5320

                                       with copies to:

                                       Lawrence H. Berger, Esq.
                                       Morgan, Lewis & Bockius
                                       2000 One Logan Square
                                       Philadelphia, Pennsylvania  19103

                                       Colin Stern, Esq.,
                                       General Counsel
                                       Charming Shoppes, Inc.
                                       450 Winks Lane
                                       Bensalem, Pennsylvania 19020

        CIESCO:                   CIESCO L.P.

                                  By: Citicorp North America,
                                      Inc., as Attorney-in-Fact


                                      By:
                                          ----------------------
                                              Vice President

                                      450 Mamaroneck Avenue
                                      Harrison, New York  10528
                                      Attention:  President
                                      Facsimile No. 914-899-7890


        CAFCO:                    CORPORATE ASSET FUNDING COMPANY, INC.

                                  By: Citicorp North America,
                                      Inc., as Attorney-in-Fact


                                      By:
                                          ----------------------
                                               Vice President

                                      450 Mamaroneck Avenue
                                      Harrison, New York  10528
                                      Attention:  President
                                      Facsimile No. 914-899-7890

        CRC:                      CORPORATE RECEIVABLES CORPORATION

                                  By:  Citicorp North America,
                                       Inc., as Attorney-in-Fact


                                       By:
                                           ----------------------
                                               Vice President

                                       725 South Figueroa Street
                                       Los Angeles, California  90017
                                       Attention:  President
                                       Facsimile No.:  (213) 624-9765

                                       with a copy to:

                                       Citicorp North America, Inc.,
                                         as Agent
                                       450 Mamaroneck Avenue
                                       Harrison, New York  10528
                                       Attention:  President
                                       Facsimile No.:  914-899-7890

        AGENT:                         CITICORP NORTH AMERICA, INC.,
                                         as Agent


                                       By:
                                            ----------------------
                                                Vice President

                                       450 Mamaroneck Avenue
                                       Harrison, N.Y.  10528
                                       Attention:  Corporate Asset
                                                   Funding
                                       Facsimile No. 914-899-7890

                                   EXHIBIT I
                                  DEFINITIONS

                 1. Certain Defined Terms. As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Account" means each Spirit of America National Bank revolving credit card account (including, without limitation, accounts which have been written off as uncollectible) issued to an Obligor pursuant to a Cardholder Agreement between the Owner and any Person for the sole purpose of providing credit for the purchase of merchandise or services at any Affiliate of the Owner, and which is identified by account number, Obligor name, Obligor address and Receivable balance as of the applicable Cut Off Date in each computer file or microfiche list delivered to the Trustee by the Owner from time to time pursuant to Section 2.1 or Section 2.6 of the Pooling and Servicing Agreement. The term "Account" shall include each Renumbered Account. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

                 "Addition Cut Off Date" has the meaning set forth in Section
1.1 of the Pooling and Servicing Agreement.

                 "Addition Date" means each date as of which Additional Accounts will be included as Accounts for purposes of the Pooling and Servicing Agreement pursuant to Section 2.6 thereof.

                 "Additional Accounts" means additional Eligible Accounts from the Bank Portfolio to be included as Accounts under the Pooling and Servicing Agreement pursuant to Section 2.6(a) thereof.

                 "Administrative Servicer" means, initially, JC Penney Business Services, Inc., a Delaware corporation, and shall also include any other Person who succeeds to the functions performed by the Administrative Servicer, as provided in the Administrative Servicer Agreement, and/or such other Administrative Servicer, including Spirit, as the Agent and the Owner shall reasonably and mutually agree upon.

                 "Administrative Servicer Agreement" means the Credit Processing Agreement effective as of July 8, 1988, as amended as of July 26, 1991, between Spirit of America National Bank and the Administrative Servicer, and any other agreement with the same or any successor Administrative Servicer regarding the performance of servicing functions for the Receivables, and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be hereafter amended, supplemented, or otherwise modified in accordance with the terms of the Agreement.

                 "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "Agent's Account" means the special account (account number 4060-0094) of the Agent maintained at the office of Citibank, N.A. at 399 Park Avenue, New York, New York. The Agent's Account is the "Series Account" referred to in the Pooling and Servicing Agreement for the Receivables Purchase Series arising in connection with the Agreement.

                 "Allocable Finance Charge Collections" means, for any Due Period, the product of (a) the Allocation Percentage for such Due Period and
(b) the amount of Collections of Finance Charge Receivables with respect to such Due Period.

                 "Allocable Principal Collections" means, for any Due Period, the product of (a) the Allocation Percentage for such Due Period and (b) the amount of Collections of Principal Receivables with respect to such Due Period.

                 "Allocated Finance Charges" means amounts allocated pursuant to Section 2.02(a)(i) of the Agreement.

                 "Allocated Loss Amount" means, with respect to any Due Period, an amount equal to the product of (a) the Allocation Percentage for such Due Period and (b) the Loss Amount with respect to such Due Period.

                 "Allocation Percentage" means:

                         (i) for the initial Due Period, the ratio (expressed as percentage) computed as of the date of the initial purchase under the Agreement by dividing (A) the sum of (1) the initial Purchaser Capital, (2) the initial Subordinated Purchaser Capital and (3) the Minimum Seller

        Capital, in each case as of such date by (B) the Outstanding Balance of all Pool Receivables on the initial Cut Off Date;

                     (ii) for any subsequent Due Period during the Revolving Period, the ratio (expressed as percentage) computed as of the last day of the immediately preceding Due Period by dividing (A) the sum of (1) the Purchaser Capital, (2) the Subordinated Purchaser Capital and (3) the Minimum Seller Capital, in each case as of such last day by (B) the greater of (1) the Outstanding Balance of all Pool Receivables as of such last day minus the total amount of Discount Option Receivables (if any) on such last day and (2) the sum of the numerators used to calculate the Investor/Purchaser Percentages for such subsequent Due Period for all Certificate Series and Receivables Purchase Series outstanding; and

                    (iii) for any subsequent Due Period during the Amortization Period, the ratio (expressed as percentage) computed as of the last day of the immediately preceding Due Period by dividing (A) the sum of (1) the Purchaser Capital, (2) the Subordinated Purchaser Capital and (3) the Unallocated Receivables Balance, in each case as of such last day by (B) the greater of (i) the Outstanding Balance of all Pool Receivables as of such last day minus the total amount of Discount Option Receivables (if any) on such last day and (2) the sum of the numerators used to calculate the Investor/Purchaser Percentages for such subsequent Due Period for all Certificate Series and Receivables Purchase Series outstanding.

                 Notwithstanding the foregoing, with respect to any Due Period in which an Addition Date or Removal Date occurs, the amount in (ii)(B)(1) and
(iii)(B)(1) above shall be (1) for the period from and including the first day of such Due Period to but excluding the related Addition Date or Removal Date, the Outstanding Balance of all Pool Receivables as of the last day of the immediately preceding Due Period, minus the total amount of Discount Option Receivables (if any) on such last day, and (2) for the period from and including the related Addition Date or Removal Date to and including the last day of such Due Period, the Outstanding Balance of all Pool Receivables at the end of the day on the related Addition Date or Removal Date, minus the total amount of Discount Option Receivables (if any) at the end of the day on such Addition Date or Removal Date; provided further, that with respect to any Due Period in which an Addition Date or Removal Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the amount in (ii)(B)(1) and (iii)(B)(1) above shall be the Average Principal Balance for such Due Period.

For purposes of this definition, "Investor/Purchaser Percentages" and "Certificate Series" have the meanings attributed to them in the Pooling and Servicing Agreement, and "Unallocated Receivables Balance" on any day means the lesser of (1) the Outstanding Balance of the Pool Receivables not allocated to the Purchaser Receivable Interests or the Subordinated Receivable Interests pursuant to the Agreement and not allocated to any other Person other than the Holder of the Exchangeable Seller Certificate pursuant to a supplement to the Pooling and Servicing Agreement or pursuant to any other receivables purchase agreement that is subject to the Pooling and Servicing Agreement and (2) the Minimum Seller Capital as of such day. The Allocation Percentage may never be greater than 100%. The Allocation Percentage is the "Investor/Purchaser Percentage" referred to in the Pooling and Servicing Agreement for the Receivables Purchase Series arising in connection with the Agreement.

                 "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the interest rate per annum determined using the applicable spread specified in the Fee Letter plus the highest of:

                         (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.'s base rate;

                         (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three- week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

                         (c)  the Federal Funds Rate.

                 "Amortization Period" means (a) the period (if any) beginning at the close of business of the Agent on the Business Day immediately preceding the Partial Amortization Date and ending on the Partial Amortization Ending Date or (if the

Termination Date shall occur prior to the Partial Amortization Ending Date) the Final Distribution Date, and (b) the period beginning at the close of business of the Agent on the Business Day immediately preceding the Termination Date and ending on the Final Distribution Date.

                 "Assignee Rate" for any Fixed Period for any Purchaser Receivable Interest means an interest rate per annum determined using the applicable spread specified in the Fee Letter plus the Eurodollar Rate for such Fixed Period; provided, however, that in the case of

                         (i) any Fixed Period beginning on or after the first day of which a Purchaser shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Purchaser to fund such Purchaser Receivable Interest at the Assignee Rate set forth above (and such Purchaser shall not have subsequently notified the Agent that such circumstances no longer exist),

                        (ii) any Fixed Period of one to (and including) 29 days,

                       (iii) any Fixed Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Purchaser Receivable Interest will not be funded by issuance of commercial paper, or

                        (iv) any Fixed Period for a Purchaser Receivable Interest the Purchaser Capital of which is less than $500,000,

the "Assignee Rate" for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that the Agent and the Owner may agree in writing from time to time upon a different "Assignee Rate".

                 "Available Principal Collections" has the meaning set forth in
Section 2.06(b) of the Agreement.

                 "Average Principal Balance" shall mean, for a Due Period in which an Addition Date or Removal Date occurs, the weighted average of (i) the Outstanding Balance of all Pool Receivables at the end of the day on the last day of the prior Due Period minus the total amount of Discount Option Receivables (if any) on such last day and (ii) the Outstanding Balance of all

Pool Receivables at the end of the day on the related Addition Date or Removal Date minus the total amount of Discount Option Receivables (if any) at the end of the day on such Addition Date or Removal Date, weighted, respectively, by a fraction, the numerator of which is the number of days from and including the first day of such Due Period to but excluding the related Addition Date or Removal Date, and the denominator of which is the number of days in such Due Period, and by a fraction, the numerator of which is the number of days from and including the related Addition Date or Removal Date to and including the last day of such Due Period, and the denominator of which is the number of days in such Due period.

                 "BancOhio Portfolio" means the private label revolving credit card account receivables portfolio owned by BancOhio National Bank pursuant to an agreement dated October 4, 1985 (as amended).

                 "Bank Portfolio" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                 "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, Philadelphia, Pennsylvania or Milford, Ohio and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                 "CAFCO" means Corporate Asset Funding Company, Inc., a Delaware corporation, and any successor or assignee of CAFCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                 "Cardholder Agreement" means the agreement (and the related application) for any Account, as such agreement may be amended, modified or otherwise changed from time to time in accordance with the terms thereof. The "related Cardholder Agreement" means, when used with respect to any Receivable, the Cardholder Agreement under which such Receivable arose.

                 "Cardholder Guidelines" means the Owner's policies and procedures relating to the operation of its credit card business in effect on the date of the Agreement, including, without limitation, the policies and procedures for determining the creditworthiness of potential and existing credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time in accordance with the Agreement.

                 "Charming Shoppes" means Charming Shoppes, Inc., a Pennsylvania corporation.

                 "Ciesco" means Ciesco L.P., a New York limited partnership, and any successor or assignee of Ciesco that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                 "Collection" means any payment by or on behalf of Obligors received by the Servicer in respect of the Pool Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Cardholder Agreement in effect from time to time, including, without limitation, (x) all Recoveries, (y) all payments made with respect to Principal Receivables by deposit into the Collection Account pursuant to Section 4.3(d) of the Pooling and Servicing Agreement or
Section 2.07(b) of the Agreement and (z) payments by the Owner with respect to the reassignment of ineligible Receivables or the reassignment of Receivables following the breach of certain representations, made by deposit into the Collection Account pursuant to Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement or pursuant to Section 4.03(b) of the Agreement. The term "Collection" shall include Insurance Proceeds generally, but shall exclude Insurance Proceeds and other amounts constituting Recoveries of Pool Receivables to the extent the aggregate Insurance Proceeds received in respect of the Pool Receivables during any Due Period exceed the Loss Amount for such Due Period. A Collection processed on an Account in excess of the amount of Receivables in such Account as of the date of receipt by the Servicer of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. The term "Collection" shall also include all benefits of the Owner or FSC or any other Owner Affiliate under and all monies due or to become due to the Owner or FSC or any other Owner Affiliate under the Interest Rate Agreements, and any such monies received shall be deemed a Collection of Finance Charge Receivables and shall be considered a Collection with respect to Pool Receivables. Notwithstanding any other provision of the Agreement to the contrary, Collections constituting payments in respect of the Interest Rate Agreements shall be allocated entirely to the Purchase Interests under the Agreement and to the "Purchase Interests" under the Parallel Purchase Commitment, and Collections described in clauses (y) and (z) above (to the extent allocable to the Receivables Purchase Series arising in connection with the Agreement) shall be allocated entirely to the Purchase Interests under the Agreement.

                 "Collection Account" means the segregated account established by the Trustee pursuant to Section 4.2(a) of the Pooling and Servicing Agreement.

                 "Company" means each of FSC and Charming Shoppes.

                 "Company Agreement" means an agreement, dated as of the date hereof, made by each of FSC and Charming Shoppes in favor of the Purchasers, in form and substance satisfactory to the Agent.

                 "CRC" means Corporate Receivables Corporation, a California corporation, and any successor or assignee of CRC that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                 "Cut Off Date" means the close of business of the Owner on November 28, 1992, or, in the case of Additional Accounts, the applicable Addition Cut Off Date.

                 "Cycle" means each billing cycle used by the Owner to bill Obligors of the Receivables.

                 "Cycle Closing Date", in respect of any Account, means the last day of each Cycle applicable to such Account.

                 "Defaulted Receivable" means a Principal Receivable:

                      (i) in respect of which the related Obligor has failed to make the minimum monthly payment required under the terms of the related Cardholder Agreement for a period of 120 days or five consecutive Cycles (whichever is less);


                     (ii) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit VI; or

                    (iii) which, consistent with the Cardholder Guidelines, would be written off the Seller's books as uncollectible.

                 "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of any Due Period by dividing (i) the average of the aggregate Outstanding Balances of all Pool Receivables that were Delinquent Receivables on such last day and on the last day of the two immediately preceding Due Periods by (ii) the aggregate Outstanding Balance of all Pool Receivables on such last day.

                 "Delinquent Receivable" means a Receivable:

                      (i) in respect of which the related Obligor has failed to make the minimum monthly payment required under the terms of the related Cardholder Agreement for a period of 90 days or four consecutive Cycles (whichever is less); or

                     (ii) which, consistent with the Cardholder Guidelines, would be classified as delinquent by the Servicer.

                 "Depositary Agreement" means an agreement, in substantially the form of Annex B, from the Seller to any Depositary Bank.

                 "Depositary Bank" means any of the banks holding one or more Initial Depositary Accounts.

                 "Discount Option Receivable" has the meaning set forth in the Pooling and Servicing Agreement.

                 "Distribution Date" means the fifteenth day of each month, or if such day is not a Business Day, the next succeeding Business Day. Notwithstanding the foregoing, in the event a Total Systems Failure exists on any Distribution Date, the date of such Distribution Date shall mean the fourth Business Day after the date on which the Seller or the Servicer delivers a Servicer Report; provided, that in no event shall a Distribution Date be postponed more than 10 Business Days due to a Total Systems Failure.

                 "Due Period" means, initially, the period from the close of business on the Cut-Off Date to the close of business on the Last Cycle Closing Date for the month of December, 1992, and thereafter, the period from the close of business on the last day of the prior Due Period to the close of business of the next Last Cycle Closing Date.

                 "Early Amortization Event" has the meaning set forth in
Exhibit VI.

                 "Effective Date" means May __, 1994.

                 "Eligible Account" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                 "Eligible Receivable" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                 "Eligible RPA Receivable" means, at any time, an Eligible
Receivable:

                      (i) the Obligor of which, at the time of the initial creation of an interest therein under the Agreement, has not failed to make, at the time of the sale of the goods or services giving rise to such Receivable, at least the minimum monthly payment required in order to entitle such Obligor to further extensions of credit under the terms of the Cardholder Guidelines;

                     (ii) the Obligor of which, at the time of the initial creation of an interest therein under the Agreement, has not failed to make any such required payments for any period of two consecutive Cycles (including the Cycle ending on the most recent Cycle Closing Date under the related Cardholder Agreement to occur 10 Business Days or more prior to the date of such creation); provided, however, that this clause (ii) shall not apply to determine the eligibility of a Receivable on the date of its purchase under the Agreement;

                    (iii) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                     (iv) which is a "general intangible" or an "account" within the meaning of Section 9-106 of the UCC of each jurisdiction whose law governs the perfection of the interest created by a Purchaser Receivable Interest;

                      (v) which is (A) denominated and payable only in United States dollars in the United States, and (B) required to be paid either by means of a check sent to a Lock-Box Account or, until the date on which the Store Payment Notice is delivered to the Store managers pursuant to paragraph 2(b)(ii) of Exhibit V to the Agreement, by means of a Store Payment;

                     (vi)  which:

                                  (A)  arises under a Cardholder Agreement
                         which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law),

                                  (B)  arises under a Cardholder Agreement the
                         terms of which require minimum monthly payments such that such Receivable is scheduled to be paid in full within 5 years from the date of its creation,

                                  (C)  arises from a Cardholder Agreement and
                         has been billed to the related Obligor on such Obligor's Statement in accordance with the terms of such Cardholder Agreement,

                                  (D)  is not subject to any dispute, offset,
                         counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor),

                                  (E)  has not been purchased by the Owner
                         pursuant to Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement,

                                  (F)  at the time of the initial creation
                         of an interest therein under the Agreement is not a Defaulted Receivable,

                                  (G)  does not arise under an Account which
                         the Owner has classified on its electronic records as counterfeit, cancelled or fraudulent, or which has been identified as an Account with respect to which the related card has been lost or stolen, and

                                  (H)  has not otherwise been charged off as
                         uncollectible pursuant to the Cardholder Guidelines;

                    (vii) which, together with the Cardholder Agreement related thereto, does not contravene in any material respect any local, state or federal laws, rules or regulations applicable thereto (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Cardholder Agreement related thereto is in violation of any such law, rule or regulation in any material respect;

                   (viii) which satisfies all applicable requirements of the Cardholder Guidelines;

                     (ix) which was not originated in or subject to the laws of a jurisdiction whose laws would make such Receivable, the related Cardholder Agreement or the sale of such Receivable to a Purchaser under the Agreement unlawful, invalid or unenforceable; and

                      (x) which is owned solely by the Seller free and clear of all Adverse Claims, except for (1) the interests created therein pursuant to the Pooling and Servicing Agreement (which interests are pari passu with the Purchasers' interests therein), and (2) the interests therein created under the Agreement.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Purchaser Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

                 "Eurodollar Rate Reserve Percentage" of any Purchaser for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Purchaser with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                 "Excess Finance Charge Collections" has the meaning set forth in Section 2.04 of the Agreement.

                 "Facility Reduction Date" means September 15, 1994 (or such later date as the Seller, the Subordinated Purchaser, the Owner, the Servicer and the Agent may mutually agree in writing).

                 "Facility Termination Date" means the earliest of (i) September 15, 1996 (or such later date as the Seller, the Subordinated Purchaser, the Owner, the Servicer and the Agent may mutually agree in writing, which in any event, shall not be later than December 24, 1997) or (ii) the date determined pursuant to Section 3.02 or (iii) the date the Purchase Limit reduces to zero pursuant to Section 1.01(c) or (iv) September 10, 1995, if on or prior to September 15, 1994 the Owner shall not have obtained extensions to or replacements for such of the Interest Rate Agreements as may be necessary so as to be in compliance with clause (iii)(y) of the first sentence of the definition of Interest Rate Agreements.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fee Letter" has the meaning set forth in Section 1.04 of the Agreement.

                 "Final Distribution Date" means the date on which (i) the Purchaser Capital of all Purchaser Receivable Interests and Yield thereon have been paid in full, (ii) all other amounts payable hereunder to the Purchasers or the Agent with respect thereto are paid in full, (iii) the Subordinated Purchaser Capital of all Subordinated Receivable Interests have been paid in full, and (iv) the aggregate amount of all unreimbursed Purchaser Charge-Offs with respect thereto have been reimbursed; provided, that the Final Distribution Date shall in any event occur one year after all amounts payable pursuant to clauses (i), (ii) and (iv) above have been paid in full even if all unreimbursed Purchaser Charge-Offs with respect thereto have not been reimbursed; this is the "Series Termination Date" referred to in the Pooling and Servicing Agreement.

                 "Finance Charge Receivables" means all amounts billed to the Obligors on any Account in the ordinary course of the Owner's business in respect of (a) periodic rate finance charges, (b) late payment fees, (c) annual fees, if any, with respect to the Accounts (excluding any fees payable with respect to the

"Fashion Bug Gold Club" which fees shall be deemed to be Principal Receivables), (d) returned check charges, and (e) any other fees with respect to the Accounts designated by the Owner by notice to the Agent at any time and from time to time to be included as Finance Charge Receivables. Notwithstanding their treatment under the Pooling and Servicing Agreement, Discount Option Receivables, shall, for the purposes of the Agreement, be treated as Principal Receivables and not as Finance Charge Receivables, except as otherwise expressly provided in the Agreement.

                 "Fixed Allocation Percentage" means, for each Due Period with respect to the Amortization Period, the ratio (expressed as a percentage) (which shall not be in excess of 100%) computed as at the close of business of the Agent on the Business Day immediately preceding the Partial Amortization Date or the Termination Date (whichever triggered the beginning of such Amortization Period), by dividing (a) the sum of the Purchaser Capital and the Subordinated Purchaser Capital on such Business Day by (b) the product of (i) the Allocation Percentage for such Due Period and (ii) the total amount of Principal Receivables on such Business Day minus the total amount of Discount Option Receivables (if any) on such Business Day.

                 "Fixed Period" means, with respect to any Purchaser Receivable Interest which is not funded through the issuance of commercial paper:

                         (a) initially the period commencing on the date on which such Purchaser Receivable Interest is first funded other than by the issuance of commercial paper and ending such number of days as the Servicer shall select and the Agent shall approve pursuant to the proviso below; and

                         (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period for such Purchaser Receivable Interest and ending such number of days as the Servicer shall select and the Agent shall approve pursuant to the proviso below;

provided, that

                         (i) such Fixed Period shall be a period from one to and including 29 days, or a period of one, two or three months, as the Servicer may select and the agent shall approve on notice received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. on
                 (A) the third Business Day before the first day of such Fixed Period (in the case of Fixed Periods of one, two or three months) or

                 (B) the first day of such Fixed Period (in the case of Fixed Periods of one to 29 days);

                        (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

                       (iii)      in the case of any Fixed Period of one day,
                 (A) if such Fixed Period is the initial Fixed Period for a Purchaser Receivable Interest, such Fixed Period shall be the day of purchase of such Purchaser Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

                        (iv) in the case of any Fixed Period for any Purchaser Receivable Interest which commences before the Termination Date for such Purchaser Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Purchaser Receivable Interest shall be of such duration as shall be selected by the Agent.

                 "Floating Allocation Percentage" means, for each Due Period, the ratio (expressed as a percentage) (which shall not be in excess of 100%) computed as of the last day of the immediately preceding Due Period by dividing
(a) the sum of the Purchaser Capital and the Subordinated Purchaser Capital as of such last day by (b) the product of (i) the Allocation Percentage for such Due Period and (ii) the total amount of Principal Receivables on such last day minus the total amount of Discount Option Receivables (if any) on such day; provided, however, that during the initial Due Period, the Floating Allocation Percentage will be equal to the ratio (expressed as a percentage) computed by dividing (x) the sum of the initial Purchaser Capital and the initial Subordinated Purchaser Capital by (y) the product of (i) the Allocation Percentage for such initial Due Period and (ii) the total amount of Principal Receivables on the initial Cut-Off Date.

                 "FSC" means Fashion Service Corp., a Delaware corporation.

                 "Funding Rate" for any Settlement Period means (a) the published yield per annum for one-month commercial paper issued by firms whose bonds are rated AA by S&P (or the equivalent), which is reported for the date two Business Days prior to the Distribution Date immediately following such Settlement Period in "Selected Interest Rates" (Publication H.15(519), Federal Reserve Statistical Release, published by the Board of Governors of the Federal Reserve System (or successor publication) (or, if such yield is not published, such other rate as the Agent and the Servicer shall agree to in writing) or
(b) such other rate as the Agent and the Servicer shall agree to in writing.

                 "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include but not be limited to the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

                 "Holder of the Exchangeable Seller Certificate" shall have the meaning ascribed to that term in the Pooling and Servicing Agreement.

                 "Initial Depositary Account" means the "Initial Depositary Account" under the Pooling and Servicing Agreement.

                 "Insurance Proceeds" means any amounts received pursuant to any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Pool Receivables under such Obligor's Account to the extent such amounts are used to make payments on such Account.

                 "Interest Rate Agreements" mean one or more interest rate cap or interest rate swap agreements which shall (i) in the case of a cap agreement, provide for payments to the Owner or an Owner Affiliate or the Seller in the event the Funding Rate shall exceed 9% per annum, (ii) in the case of a swap agreement, provide for payments to the Owner or an Owner Affiliate at the Funding Rate in exchange for payments by the Owner or such Owner Affiliate at a fixed interest rate not in excess of 9.0% per annum, (iii) cover in the aggregate (x) a notional balance of at least $150,000,000 through the Facility Reduction Date, which notional balance shall either (A) remain at least at $150,000,000 during the ten months immediately following the Facility

Reduction Date or (B) amortize on a straight-line basis to zero over not less than 10 months commencing with the Facility Reduction Date and (y) an additional notional balance of at least $100,000,000 through the Facility Termination Date, which notional balance shall either (A) remain at least at $100,000,000 during the ten months immediately following the Facility Termination Date or (B) amortize on a straight-line basis to zero over not less than 10 months immediately following the Facility Termination Date (provided that prior to September 15, 1994, such additional notional balance of at least $100,000,000 may have a termination date no earlier than July 10, 1996), (iv) if entered into after September 20, 1993, comply with the provisions of Sections 8(e) (to the extent there is, at the time entered into, an existing swap or cap transaction with any of the counterparties to any of the Interest Rate Agreements) and 8(f) of the Company Agreement, as amended, and (v) be with such counterparties and contain such other terms and provisions as shall be satisfactory to the Agent. The Interest Rate Agreements, which are limited to those agreements specified in the Owner's officer's certificate in the form of Annex G delivered from time to time in accordance with the Agreement, are the "Enhancement" referred to in the Pooling and Servicing Agreement for the Receivables Purchase Series arising in connection with the Agreement.

                 "Investor Certificate" has the meaning set forth in Section
1.1 of the Pooling and Servicing Agreement.

                 "Last Cycle Closing Date" means, for any month, the latest-occurring Cycle Closing Date for all Cardholder Agreements in such month.

                 "Liquidation Fee" means, for the Settlement Period or Fixed Period during which the Termination Date occurs, the amount, if any, by which
(i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period or Fixed Period due to the occurrence of the Termination Date) which would have accrued during such Settlement Period or Fixed Period on the reductions of Purchaser Capital of the Purchaser Receivable Interests had such reductions remained as Purchaser Capital, exceeds (ii) the income, if any, received by the Purchasers' investing the proceeds of such reductions of Purchaser Capital.

                 "Loss Amount" for any Due Period means an amount (which shall not be less than zero) equal to (a) the principal balance of any Account, or any portion thereof, that has been written off or, consistent with the Cardholder Guidelines, should have been written off the Seller's books as uncollectible during such Due Period, minus (b) the amount of Recoveries received in such Due Period with respect to Pool Receivables previously charged off as uncollectible.

                 "Master Trust Documents" means the Pooling and Servicing Agreement and each other agreement, instrument or other document (other than any "supplement" or "receivables purchase agreement" (in each case, as defined therein)) delivered in connection with the Pooling and Servicing Agreement, in each case as the same may be amended, modified or supplemented in accordance with the terms thereof.

                 "Mellon Agreement" means the Amended and Restated Receivables Purchase Agreement, dated as of November 14, 1991, among Spirit, as the seller, FSC and Charming Shoppes, as Guarantors, and Mellon Bank, N.A., as the buyer.

                 "Minimum Seller Capital", at any time, means, an aggregate Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool at such time equal to (i) during the Revolving Period, the product of (a) 2.0% and (b) the amount of the Purchaser Capital at such time and (ii) during the Amortization Period, an amount equal to (a) 102% of the amount of the Purchaser Capital at the close of business of the Agent on the Business Day immediately preceding the Partial Amortization Date or the Termination Date (whichever triggered the beginning of such Amortization Period) minus (b) the amount of the Purchaser Capital at such time.

                 "Monthly Charge-Off Ratio" for any Due Period means the ratio (expressed as a percentage) computed as of the last day of such Due Period by dividing (i) an amount equal to twelve times the remainder of (x) the aggregate Outstanding Balance of all Pool Receivables written off the Seller's books, or which should have been written off the Seller's books during such Due Period minus (y) the aggregate amount of Collections of Principal Receivables in the Receivables Pool actually received during such Due Period in respect of Pool Receivables that had been written off the Seller's books during a prior Due Period by (ii) the Outstanding Balance of the Receivables in the Receivables Pool as of the first day of such Due Period.

                 "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                 "Net Excess Spread" means, as of the last day of each Due Period, the Portfolio Yield for such Due Period minus the sum of (A) the weighted average Yield Rate for such Due Period, (B) the Servicer Fee Rate for such Due Period, (C) the fees payable under the Fee Letter for such Due Period (each expressed as a percentage rate per annum) and (D) the Monthly Charge-Off Ratio for such Due Period.

                 "Net Receivables Pool Balance" means, at any time, the Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus the entire principal balance of any

Account if any Principal Receivable thereunder has become a Defaulted
Receivable.

                 "Obligor" means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account pursuant to a Cardholder Agreement, including any guarantor thereof.

                 "Opinion of Counsel" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                 "Original PSA" has the meaning set forth in the eleventh Preliminary Statement to the Agreement.

                 "Original RPA" has the meaning set forth in the eleventh Preliminary Statement to the Agreement.

                 "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                 "Owner Affiliate" means Charming Shoppes, FSC or any other wholly owned direct or indirect subsidiary of Charming Shoppes which is approved by the Agent.

                 "Parallel Purchase Commitment" means the Receivables Purchase Agreement (Parallel Purchase Commitment), dated as of the date hereof, among the Seller, the Servicer, the Owner, Citibank, N.A., the Subordinated Purchaser and CNAI, individually and as Agent, as the same may, from time to time, be amended, modified or supplemented.

                 "Partial Amortization Date" means the Facility Reduction Date if on such date the Purchaser Capital exceeds $100,000,000.

                 "Partial Amortization Ending Date" means the first date, following the occurrence of the Partial Amortization Date, on which Purchaser Capital shall have been reduced to $100,000,000 and Subordinated Purchaser Capital shall have been reduced to $9,890,110.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "Pool Index File" means the file on the Owner's computer system that identifies revolving credit card accounts of the Owner, which file is designated by the Owner as its "Pool Index File".

                 "Pool Receivables" means all Receivables existing on the initial Cut-Off Date and all Receivables arising in the Accounts from time to time after the applicable Cut Off Date until the Final Distribution Date.

                 "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of December 24, 1992 as amended and restated as of May 4, 1994 among Spirit, as the seller, Spirit as the Servicer and First Fidelity Bank, National Association (formerly known as First Fidelity Bank, N.A., Pennsylvania, and prior to that known as Fidelity Bank, National Association), as the Trustee, as the same may, from time to time, be amended, restated, modified or supplemented.

                 "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent to the amount computed as of the last day of such Due Period by dividing (i) the amount of Collections of Finance Charge Receivables during such Due Period calculated on a cash basis by (ii) the total amount of the Principal Receivables in the Receivables Pool as of the first day of such Due Period.

                 "Principal Receivables" means (a) all amounts (other than amounts which represent Finance Charge Receivables) billed to the Obligor on any Account in the ordinary course of the Owner's business in respect of purchases of merchandise or services and (b) all other fees (other than Finance Charge Receivables) billed to Obligors on the Accounts. Notwithstanding their treatment under the Pooling and Servicing Agreement, Discount Option Receivables, shall, for the purposes of the Agreement, be treated as Principal Receivables and not as Finance Charge Receivables, except as otherwise expressly provided in the Agreement.

                 "Purchase Interests" means, collectively, the Purchaser Receivable Interests, the Subordinated Receivable Interests, and the portion of the Seller Interest arising in respect of the Minimum Seller Capital; this is the "Receivables Purchase Interest" and "Receivables Purchase Series Interest" referred to in the Pooling and Servicing Agreement.

                 "Purchase Limit" means (a) from the date of the Agreement to October 5, 1993, $100,000,000, (b) from October 6, 1993 to the Facility Reduction Date, $250,000,000, and (c) following the Facility Reduction Date, $100,000,000, in each case as such amounts may be reduced pursuant to Section 1.01(c). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(c) or pursuant to the next sentence, minus the sum of the then outstanding Purchaser Capital and the then outstanding "Purchaser Capital" of "Purchaser Receivable Interests" under the Parallel Purchase Commitment. Furthermore, on each day on which the Seller reduces the unused portion of (or terminates) the "Commitment" under the Parallel Purchase Commitment, the Purchase Limit automatically shall reduce by the same amount (or so terminate).

                 "Purchaser" means each of Ciesco, CAFCO and CRC and all other owners by assignment or otherwise of a Purchaser Receivable Interest and, to the extent of the undivided interests so purchased, shall include any participants.

                 "Purchaser Capital" for any date means an amount equal to (a) the aggregate initial Purchaser Capital of all Purchaser Receivable Interests purchased by the Purchasers under the Agreement prior to such date (including pursuant to reinvestments under Section 2.06(a) of the Agreement) minus (b) the amount of distributions on account of Purchaser Capital made to the Purchasers prior to such date and minus (c) the excess, if any, of the aggregate amount of Purchaser Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of Purchaser Charge-Offs reimbursed prior to such date; provided, however, that if Purchaser Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Purchaser Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                 "Purchaser Charge-Off" means any amount designated as such in
Section 2.05(d) or 2.07(a) of the Agreement.

                 "Purchaser Loss Amount" means, with respect to any Distribution Date, the product of (a) the Floating Allocation Percentage of the Allocated Loss Amount for the preceding Due Period and (b) the Purchaser Percentage.

                 "Purchaser Percentage" means, with respect to any Distribution Date, a fraction, the numerator of which is equal to the Purchaser Capital as of the close of business on the last day of the second preceding Due Period and the denominator of which is equal to the sum of the Purchaser Capital and the Subordinated Purchaser Capital as of the close of business on such day.

                 "Purchaser Receivable Interest" means, at any time, the undivided percentage ownership interests purchased by Ciesco, CAFCO, CRC or their respective successors and assigns, under the Agreement, which shall represent an undivided percentage ownership interest in all outstanding Pool Receivables then existing or thereafter arising and all Collections with respect to, and other proceeds of, such Pool Receivables (including, without limitation, Insurance Proceeds and other amounts constituting Recoveries of Pool Receivables and payments in respect of the Interest Rate Agreements).

                 "Purchaser Representative" means, initially, CNAI, as the Purchaser Representative pursuant to Section 6.01 of the Agreement, and each other Person who shall succeed to the functions of CNAI as the Purchaser Representative pursuant to Section 6.01(c) of the Agreement.

                 "Purchaser Servicer Fee", with respect to any Distribution Date, means an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Purchaser Capital as of the last day of the Due Period second preceding such Distribution Date.

                 "Quarterly Charge-Off Ratio" as of the last day of any Due Period means the ratio (expressed as a percentage) computed by averaging the Monthly Charge-Off Ratio for such Due Period with the two immediately preceding Monthly Charge-Off Ratios.

                 "Receivable" has the meaning set forth in the third Preliminary Statement to the Agreement.

                 "Receivable Interest" has the meaning set forth in the fourth Preliminary Statement to the Agreement.

                 "Receivables Pool" means at any time the aggregation of each then outstanding Pool Receivable.

                 "Receivables Purchase Series" has the meaning attributed thereto in the Pooling and Servicing Agreement.

                 "Receivables Purchaser" has the meaning attributed thereto in the Pooling and Servicing Agreement.

                 "Records" means correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

                 "Recoveries" means all amounts received (net of out-of-pocket costs of collection), including Insurance Proceeds, with respect to Pool Receivables which were previously charged off as uncollectible.

                 "Removal Date" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                 "Removed Accounts" means Accounts designated by the Owner for deletion and removal from the Trust for purposes of the Pooling and Servicing Agreement pursuant to Section 2.7 thereof.

                 "Renumbered Account" means an Account with respect to which a new credit account number has been issued by the Servicer or the Owner under circumstances resulting from a lost or stolen credit card, from the transfer from one group to another group, from the transfer from one Obligor to another Obligor or from the addition of any Obligor and not requiring standard application and credit evaluation procedures under the Cardholder Guidelines; and which in any case can be traced or identified by reference to or by way of the computer files or microfiche or written lists delivered to the Trustee pursuant to Section 2.1 or 2.6(c)(ii) of the Pooling and Servicing Agreement as an Account which has been renumbered.

                 "Required Amount" has the meaning set forth in Section 2.05(a) of the Agreement.

                 "Requirements of Law" means any law, treaty, rule or regulation, or determination of an arbitrator or of the United States of America, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether federal, state or local (including any usury law, the Federal Truth-in-Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other charter or other governing documents of such Person.

                 "Responsible Officer" of the Seller, the Servicer, FSC or Charming Shoppes, as the case may be, means the chief executive officer, chief financial officer or controller thereof, or, with respect to the Owner, its Vice President-Credit.

                 "Revolving Period" means (a) the period beginning on the date of the Agreement and ending at the close of business of the Agent on the Business Day immediately preceding the earlier of the Partial Amortization Date and the Termination Date, and (b) the period (if any) beginning on the date the Partial Amortization Ending Date occurs and ending at the close of business of the Agent on the Business Day immediately preceding the Termination Date.

                 "S&P" means Standard & Poor's Corporation or any successor thereto.

                 "Seller Account" means, initially, the account (account number 033009128001) of the Seller maintained at the office of the Trustee located at 123 South Broad Street, Philadelphia, Pennsylvania, or, upon 10 Business Days' written notice from the Seller to the Agent, any other account established by the Seller with a financial institution in New York, New York or Philadelphia, Pennsylvania for the purpose of receiving amounts allocated and distributed by the Servicer in respect of the Seller Interest.

                 "Seller Interest" means, at any time, an undivided ownership interest in the portion of the Pool Receivables and Collections with respect thereto and other proceeds thereof (including, without limitation, Insurance Proceeds and other amounts constituting Recoveries of Pool Receivables and payments in respect of the Interest Rate Agreements) not allocated to the Purchaser Receivable Interests or the Subordinated Receivable Interests pursuant to the Agreement and not allocated to any other Person other than the Holder of the Exchangeable Seller Certificate pursuant to a supplement to the Pooling and Servicing Agreement or pursuant to any other receivables purchase agreement that is subject to the Pooling and Servicing Agreement, including the right to receive Collections with respect to the Pool Receivables and other amounts at the times and in the amounts specified in Article II of the Agreement to be paid to the Holder of the Exchangeable Seller Certificate on behalf of the Seller Interest.

                 "Servicer" means at any time the Person then authorized pursuant to the Agreement and the Pooling and Servicing Agreement to administer and collect Pool Receivables.

                 "Servicer Fee" has the meaning set forth in Section 5.03 of the Agreement; this is the "Receivables Purchaser Monthly Servicing Fee" referred to in the Pooling and Servicing Agreement.

                 "Servicer Report" means a report, in substantially the form of Annex A hereto, furnished by the Servicer to the Agent pursuant to paragraph 1(g) of Exhibit V.

                 "Servicing Fee Rate" has the meaning set forth in Section 5.03 of the Agreement; this is the "Series Servicing Fee Percentage" referred to in the Pooling and Servicing Agreement.

                 "Settlement Period" means (a) initially, the period from and including the date of the Agreement to but excluding the next following Distribution Date and (b) thereafter, the period from and including a Distribution Date to but excluding the next following Distribution Date.

                 "Statement" means, in respect of any Cardholder Agreement, the periodic written notice to the related Obligor setting forth the previous balance, payments and credits, finance charge, charges (including sales and other charges), new balance, and minimum payment.

                 "Store" means:

                      (i) each retail location of the Owner or any Affiliate of the Owner that is part of the "Fashion

                 Bug" or "Fashion Bug Plus" chain of women's retail apparel stores,

                     (ii) each other retail location of a chain of women's retail apparel stores established de novo by the Owner or any Affiliate of the Owner the primary business of which is the retail sale of moderately priced women's apparel, and

                    (iii) any other retail location the primary business of which is the retail sale of moderately priced women's apparel that is consented to by the Agent.

                 "Store Account" means each account established by a Store for the purpose of collecting Store Payments.

                 "Store Payment" means any payment by an Obligor of a Pool Receivable made by means of cash or a check delivered in person by or on behalf of such Obligor at any Store.

                 "Store Payment Notice" has the meaning set forth in paragraph 1(b)(xxiii) of Exhibit II to the Agreement.

                 "Subordinated Principal Collections" means, with respect to each Distribution Date, (a) the product of (1) the Floating Allocation Percentage, with respect to the Revolving Period, or the Fixed Allocation Percentage, with respect to the Amortization Period, of Allocable Principal Collections for the related Due Period (or any partial Due Period which occurs as the first Due Period during the Amortization Period) and (2) the Subordinated Purchaser Percentage for such Distribution Date, minus (b) the aggregate amount (if any) of Total Principal Collections reinvested with the Seller on behalf of the Subordinated Purchaser during such Due Period pursuant to Section 2.06(a) of the Agreement; provided, that in no event shall Subordinated Principal Collections be less than zero.

                 "Subordinated Purchaser Account" means the special account of the Subordinated Purchaser established by the Subordinated Purchaser with a financial institution in New York, New York or Philadelphia, Pennsylvania, and specified to the Agent in writing, for the purpose of receiving amounts allocated and distributed by the Servicer in respect of the Subordinated Receivable Interest.

                 "Subordinated Purchaser Capital" for any date means an amount equal to (a) the aggregate initial Subordinated Purchaser Capital of all Subordinated Receivable Interests purchased by the Subordinated Purchaser under the Agreement prior to such date (including pursuant to reinvestments under Section 2.06(a) of the Agreement), minus (b) the amount of distributions on account of

Subordinated Purchaser Capital actually received by the Subordinated Purchaser prior to such date, minus (c) an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced as a result of Subordinated Principal Collections for prior Distribution Dates having been used to fund the Required Amount with respect to such Distribution Dates pursuant to Section 2.05(c) of the Agreement, minus (d) an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced to fund the Purchaser Loss Amount on all prior Distribution Dates pursuant to Section 2.05(d) of the Agreement, minus (e) an amount equal to the aggregate amount by which Subordinated Purchaser Capital has been reduced on all prior Distribution Dates pursuant to Section 2.07(a) of the Agreement, and plus (f) the aggregate amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purposes of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e).

                 "Subordinated Purchaser Loss Amount" means, with respect to any Distribution Date, the product of (a) the Floating Allocation Percentage of the Allocated Loss Amount for the preceding Due Period and (b) the Subordinated Purchaser Percentage as of such Distribution Date.

                 "Subordinated Purchaser Percentage" means, with respect to any Distribution Date, a fraction, the numerator of which is equal to the Subordinated Purchaser Capital as of the close of business on the last day of the second preceding Due Period and the denominator of which is equal to the sum of the Purchaser Capital and the Subordinated Purchaser Capital at the close of business on such day.

                 "Subordinated Purchaser Rate" means, for any period, a per annum rate equal to the Yield Rate for such period plus 0.25%.

                 "Subordinated Purchaser Servicer Fee", with respect to any Distribution Date, means an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Subordinated Purchaser Capital as of the last day of the Due Period second preceding such Distribution Date.

                 "Subordinated Purchaser Yield" means, for each Subordinated Receivable Interest for any Settlement Period,


                                  SPR x SPC x ED
                                              --
                                              360
                 where:

                                  SPR   =   the Subordinated Purchaser
                                            Rate for such Subordinated
                                            Receivable Interest for such
                                            Settlement Period

                                  SPC   =   the Subordinated Purchaser
                                            Capital of the Subordinated
                                            Receivable Interests during
                                            such Settlement Period

                                  ED    =   the actual number of days elapsed
                                            during such Settlement Period;


provided that no provision of the Agreement shall require the payment or permit the collection of Subordinated Purchaser Yield in excess of the maximum permitted by applicable law; and provided, further that Subordinated Purchaser Yield for any Subordinated Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                 "Subordinated Receivable Interest" means, at any time, the undivided percentage ownership interests purchased by the Subordinated Purchaser under the Agreement, which shall represent an undivided percentage ownership interest, subordinated (to the extent set forth in Article II of the Agreement) to the Purchaser Receivable Interests, in all outstanding Pool Receivables then existing or thereafter arising and all Collections with respect to, and other proceeds of, such Pool Receivables (including, without limitation, Insurance Proceeds and other amounts constituting Recoveries of Pool Receivables and payments in respect of the Interest Rate Agreements).

                 "Termination Date" means the earlier of (i) the Business Day which the Seller or the Agent so designates by notice to the other (with a copy to the Servicer) at least one Business Day in advance (including any date on which the Agent terminates the reinvestment of Collections pursuant to paragraph 2(b)(iii) of Exhibit II to the Agreement) and (ii) the Facility Termination Date.

                 "Total Principal Collections" has the meaning set forth in
Section 2.02(b) of the Agreement.

                 "Total Systems Failure" means, in respect of any Distribution Date, a total failure of the computer system (including but not limited to off-site backup systems) of the Servicer or the Administrative Servicer which contain Records relating to the Pool Receivables, the effect of which would make it impossible or impracticable for the Servicer or the Administrative Servicer to perform the acts required to be performed hereunder on or in anticipation of such Distribution Date.

                 "Trust" means the trust created by the Pooling and Servicing Agreement.

                 "Trustee" means, initially, First Fidelity Bank, National Association (formerly known as First Fidelity Bank, N.A., Pennsylvania, and prior to that known as Fidelity Bank, National Association), a national banking association, as the trustee under the Pooling and Servicing Agreement, and each other Person who shall succeed to the functions of First Fidelity Bank, National Association pursuant to the terms of the Pooling and Servicing Agreement.


                 "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                 "Unallocated Net Receivables Pool Balance" means, at any time, the Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool that is not allocated to the Purchaser Receivable Interests or the Subordinated Receivable Interests pursuant to the Agreement and not allocated to any other Person other than the Holder of the Exchangeable Seller Certificate pursuant to a supplement to the Pooling and Servicing Agreement or pursuant to any other receivables purchase agreement that is subject to the Pooling and Servicing Agreement.

                 "Yield" means:

                      (i) for each Purchaser Receivable Interest for any Settlement Period to the extent the Purchaser will be funding such Purchaser Receivable Interest on the first day of such Settlement Period through the issuance of commercial paper,

                               FR x C x ED + LF
                                        --
                                        360

                     (ii) for each Purchaser Receivable Interest for any Fixed Period to the extent the Purchaser will not be funding such Purchaser Receivable Interest on the first day of such Fixed Period through the issuance of commercial paper,

                               AR x C x ED
                                        --
                                        360

                 where:

                               AR   =     the Assignee Rate for such
                                          Purchaser Receivable Interest
                                          for the applicable Fixed
                                          Period

                               C    =     the Purchaser Capital of the
                                          Purchaser Receivable
                                          Interests during the
                                          applicable Settlement Period
                                          or Fixed Period

                               FR   =     the Funding Rate for the applicable
                                          Settlement Period

                               ED   =     the actual number of days
                                          elapsed during the applicable
                                          Settlement Period or Fixed
                                          Period

                               LF   =     the Liquidation Fee, if any, for
                                          such Settlement Period;


provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further that Yield for any Purchaser Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                 "Yield Rate" means, at any time, the Assignee Rate or the Funding Rate with regard to which Yield is calculated at such time.


                                  - - - - - -

                 2. Defined Terms from the Pooling and Servicing Agreement. For purposes of the Pooling and Servicing Agreement:

                 "interest" at any time means the sum of the Yield and the Subordinated Purchaser Yield at such time.

                 "Investor/Purchaser Percentage" means the Allocation
Percentage.

                 "principal" at any time means the sum of the Purchaser Capital and the Subordinated Purchaser Capital at such time.

                 "Receivables Purchase Interest" and "Receivables Purchase Series Interest" means the Purchase Interests.

                 "Receivables Purchaser Monthly Servicing Fee" means the Servicer Fee.

                 "Series Servicing Fee Percentage" means the Servicing Fee Rate.


                 "Series Termination Date" means the Final Distribution Date.

                 3. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II
                            CONDITIONS OF PURCHASES

                 1. Conditions Precedent to Initial Purchase. The initial purchase of a Purchaser Receivable Interest by the Purchasers under the Agreement is subject to the conditions precedent that:

                 (a) on or before the date of such purchase, the Owner shall have (i) indicated in the Pool Index File maintained in its computer files that interests in the Receivables created in connection with the Accounts have been sold by the Seller to the Purchasers pursuant to the Agreement by identifying such Accounts in the Pool Index File with the designation "Attribute 300, 400, 700 or 800" and (ii) delivered to the Trustee, pursuant to Section 2.1 of the Pooling and Servicing Agreement, a computer file or microfiche or written list containing a true and complete list of all Accounts, identified by account number, Obligor name and Obligor address and setting forth the Receivable balance as of the applicable Cut Off Date; and

                 (b) the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                         (i) Certified copies of any necessary corporate action of the Trustee approving the Agreement and certified copies of all documents evidencing other necessary governmental approvals, if any, with respect to the Agreement.

                         (ii) a copy of (A) the Subordinated Purchaser's Certificate of Incorporation, certified (as of a date reasonably near the date of the initial purchase hereunder) by the Secretary of State of the State of Delaware as being a true and correct copy thereof, (B) the Subordinated Purchaser's By-Laws as in effect on the date of such initial purchase, certified by the Subordinated Purchaser's President or a Vice President and the Secretary or any Assistant Secretary of the Subordinated Purchaser as being a true and correct copy thereof, (C) the resolutions adopted by the Board of Directors of the Subordinated Purchaser authorizing the Subordinated Purchaser's officers to enter into, and to perform all necessary actions in connection with, transactions of the type contemplated by the Agreement, certified by the Subordinated Purchaser's Secretary or Assistant Secretary and (D) a certificate of the Secretary or Assistant Secretary of the Subordinated Purchaser certifying the names and true signatures of the officers of the Subordinated Purchaser authorized to sign the Agreement on behalf of the Subordinated Purchaser and the other documents to be delivered by the Subordinated Purchaser thereunder.

                         (iii) Certified copies of the resolutions of the Board of Directors of the Servicer and the Owner approving the Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

                         (iv) Certified copies of the resolutions of the Board of Directors of each of FSC and Charming Shoppes approving the Company Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Company Agreement.

                         (v) A certificate of the Secretary or Assistant Secretary of the Trustee certifying the names and true signatures of the officers of the Trustee authorized to sign the Agreement on behalf of the Seller and the other documents to be delivered by the Seller thereunder.

                         (vi) A certificate of the Secretary or Assistant Secretary of the Servicer and the Owner certifying the names and true signatures of the officers of the Servicer or the Owner, as the case may be, authorized to sign the Agreement and the other documents to be delivered by it thereunder.

                         (vii) A certificate of the Secretary or Assistant Secretary of each of FSC and Charming Shoppes certifying the names and true signatures of the officers thereof authorized to sign the Company Agreement and the other documents to be delivered by it thereunder.

                         (viii) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

                         (ix) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables or Cardholder Agreements previously granted by the Owner or the Seller (other than Adverse Claims expressly permitted under the Agreement).

                         (x) Completed requests for information, dated as of a date reasonably near the date of such initial purchase, listing all effective financing statements (other than the financing statements referred to in subsection (viii) above) filed in the jurisdictions referred to in subsection (vii) above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Receivables or Cardholder Agreements).

                         (xi) A copy of each Depositary Agreement with each Depositary Bank, duly executed by the Seller and duly acknowledged by such Depositary Bank.

                         (xii) An instruction letter to the Administrative Servicer, in form and substance satisfactory to the Agent, duly executed and delivered by the Owner and duly acknowledged by the Administrative Servicer, directing the Administrative Servicer to cause the Obligors of the Pool Receivables, upon the occurrence of an Early Amortization Event, to make all payments thereunder directly to the Collection Account or to an Initial Depositary Account or otherwise in accordance with the Trustee's instructions.

                         (xiii) The Company Agreement, duly executed and delivered by each of FSC and Charming Shoppes.

                         (xiv) The Fee Letter, duly executed and delivered by the Seller.

                         (xv)  [Intentionally Omitted.]

                         (xvi) A certified copy of each Master Trust Document, duly executed and delivered by each party thereto, and certified copies of the resolutions of each such party approving each Master Trust Document to which it is party, and all documents evidencing other necessary corporate action and government approvals, if any, with respect to the Master Trust Documents, and copies of a certificate of the Secretary or an Assistant Secretary of each such party certifying the names and true signatures of the officers of such party authorized to sign each Master Trust Document to which it is or will be a party and the other documents to be delivered thereunder and favorable opinions of each such other party.

                         (xvii) A copy of the Cardholder Guidelines, certified by a Responsible Officer of the Owner as being complete and accurate in all material respects.

                         (xviii) A favorable opinion of Pepper, Hamilton & Scheetz, counsel for the Trustee, substantially in the form of Annex C hereto and as to such other matters as the Agent may reasonably request.

                         (xix)  A favorable opinion of:

                               (1)  Morgan, Lewis & Bockius, New York
                 counsel for each of the Servicer, the Owner, the Subordinated Purchaser, Charming Shoppes and FSC, substantially in the form of Annex D-1 hereto and as to such other matters as the Agent may reasonably request,

                               (2)  Weil, Gotshal & Manges, special
                 regulatory counsel for the Owner and the Servicer, substantially in the form of Annex D-2 hereto and as to such other matters as the Agent may reasonably request, and

                               (3)  Colin Stern, Esq., General Counsel for
                 each of the Servicer, the Owner and the Subordinated Purchaser, substantially in the form of Annex D-3 hereto and as to such other matters as the Agent may reasonably request.

                         (xx) A favorable opinion of Colin Stern, Esq., General Counsel for each of FSC and Charming Shoppes, substantially in the form of Annex E hereto and as to such other matters as the Agent may reasonably request.

                         (xxi) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, as the Agent may reasonably request.

                         (xxii) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, addressed to CAFCO and the dealer for the commercial paper of CAFCO, as to the correctness of the representation and warranty of the Owner set forth in paragraph 2(l) of
        Exhibit III, substantially in the form previously delivered by such counsel to the Agent.

                         (xxiii) An undated notice (the "Store Payment Notice"), duly executed by each of the Owner and Charming Shoppes, to the manager of each Store, in substantially the form of Annex F hereto.

                 2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) of Purchaser Receivable Interests by the Purchasers under the Agreement and each reinvestment pursuant to Section 2.06(a) of the Agreement shall be subject to the further conditions precedent that:

                 (a) in the case of each purchase, the Servicer shall have delivered (i) to the Trustee, on or prior to such purchase, the then most recent computer file or microfiche or written list of Accounts required pursuant to Section 2.1 or 2.6(c)(ii) of the

Pooling and Servicing Agreement, and (ii) to the Agent, on or prior to such purchase (except, in the case of the initial purchase, such delivery may occur within 10 days after such purchase), in form and substance satisfactory to the Agent, a completed Servicer Report dated within 31 days prior to the date of such purchase together with such additional information as may reasonably be requested by the Agent,

                 (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                         (i)  The representations and warranties contained in
        Exhibit III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date, and

                         (ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Early Amortization Event or that would constitute an Early Amortization Event but for the requirement that notice be given or time elapse or both, and

                         (iii) The Agent shall not have given the Seller and the Servicer at least one Business Day's notice that the Purchasers have terminated the reinvestment of Collections in Purchaser Receivable Interests, and

                 (c) Charming Shoppes is deemed by the Agent, in its sole discretion, to be of credit quality equivalent to at least Baa2 by Moody's and at least BBB by S&P, and

                 (d) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                 3. Additional Conditions Precedent to Each Purchase by the Purchasers. Each purchase (including the initial purchase) of a Purchaser Receivable Interest by the Purchasers under the Agreement is subject to the additional conditions precedent that:

                 (a) the Subordinated Purchaser shall have purchased one or more Subordinated Receivable Interests from the Seller such that, after giving effect to such purchase by the Purchasers, the aggregate original amounts paid to the Seller by the Subordinated Purchaser for such Subordinated Receivable Interest(s) will be equal to at least the product of the aggregate initial Capital of all Purchaser Receivable Interests purchased by the Purchasers multiplied by 9/91; and

                 (b) after giving effect to such purchase, the Unallocated Net Receivables Pool Balance shall be equal to or exceed the Minimum Seller Capital.

                 4. Conditions Precedent to the Effectiveness of the Certain Provisions of Amendment No. 1. The effectiveness of certain amendments set forth in Amendment No. 1 dated as of September 20, 1993 to the Agreement is subject to the condition precedent that the Agent shall have received each of the following, in form and substance satisfactory to the Agent, on or prior to October 15, 1993:

                 (a) Certified copies of any necessary corporate action of the Trustee approving Amendment No. 1 and certified copies of all documents evidencing other necessary government approvals, if any, with respect to Amendment No. 1 and certification of the names and true signatures of the officers of the Trustee authorized to sign Amendment No. 1 on behalf of the Seller and the other documents to be delivered by the Seller hereunder;

                 (b) Certified copies of the resolutions of the Board of Directors of the Subordinated Purchaser approving Amendment No. 1, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to Amendment No. 1, and certification of the names and true signatures of the officers of the Subordinated Purchaser authorized to sign Amendment No. 1 and the other documents to be delivered by the Subordinated Purchaser hereunder;

                 (c) Certified copies of the resolutions of the Board of Directors of the Servicer and the Owner approving Amendment No. 1, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to Amendment No. 1, and certification of the names and true signatures of the officers of the Servicer and the Owner authorized to sign Amendment No. 1 and the other documents to be delivered by the Servicer and the Owner hereunder;

                 (d) Certified copies of the resolutions of the Board of Directors of FSC approving Amendment No. 1, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to Amendment No. 1, and certification of the names and true signatures of the officers of FSC authorized to sign Amendment No. 1;

                 (e) Certified copies of the resolutions of the Board of Directors of Charming Shoppes approving Amendment No. 1, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to Amendment No. 1, and certification of the names and true signatures of the officers of Charming Shoppes authorized to sign Amendment No. 1;

                 (f) Favorable opinions of counsel for the Trustee, the Owner, the Servicer, the Subordinated Purchaser, FSC and Charming Shoppes as to such matters as the Agent may reasonably request;

                 (g) An amendment and restatement of the Fee Letter and payment of all fees due thereunder;

                 (h) The documentation relating to the assignment of the BancOhio Portfolio to the Owner;

                 (i) With respect to Additional Accounts arising in respect of the BancOhio Portfolio, copies of the "Addition Notice," "Assignment" and Owner's Officer's Certificate required to be delivered pursuant to Section 2.6(c) of the Pooling and Servicing Agreement;

                 (j) An officer's certificate of the Owner meeting the requirements of Section 1.02(a)(iii) of the Original RPA;

                 (k) Evidence that the Owner shall have duly given the notice to Mellon Bank, N.A. contemplated under Section 3 of the Agreement dated as of December 24, 1992 among the Owner, the Agent and Mellon Bank, N.A. relating to certain intercreditor arrangements;

                 (l) Assignments to the Seller of the benefits under each of the Interest Rate Agreements in effect on October 6, 1993, together with any necessary consents by the counterparties to such Interest Rate Agreements;

                 (m) Copies of each of the Interest Rate Agreements in effect on October 6, 1993, together with a summary thereof in the form of Annex G attached hereto, in each case certified by a Responsible Officer of the Owner as being complete and correct;

                 (n) UCC financing statements relating to the Interest Rate Agreements naming the Owner (or, if applicable, an Owner Affiliate) as debtor and the Seller as secured party and UCC financing statement amendments relating to the Interest Rate Agreements with respect to each UCC financing statement filed pursuant to the Agreement;

                 (o) An officer's certificate of Charming Shoppes stating that on October 6, 1993, none of Charming Shoppes, FSC or the Owner is a party to or guarantor of any rate swap transaction (other than the Interest Rate Agreements) with any of the counterparties to any of the Interest Rate Agreements in effect on October 6, 1993; and

                 (p) Such other approvals, opinions or documents as the Agent may reasonably request.

                 5. Conditions Precedent to the Effectiveness of the Amended and Restated Agreement. The effectiveness of the Agreement (as amended and restated) is subject to the conditions precedent that the Agent shall have received each of the following, in form and substance satisfactory to the Agent, on or prior to the Effective Date:

                 (a) Certified copies of any necessary corporate action of the Trustee approving the Pooling and Servicing Agreement (as amended and restated on the Effective Date) and the Agreement (as amended and restated on the Effective Date) and certified copies of all documents evidencing other necessary government approvals, if any, with respect to the Pooling and Servicing Agreement (as amended and restated on the Effective Date) and the Agreement (as amended and restated on the Effective Date) and certification of the names and true signatures of the officers of the Trustee authorized to sign the Pooling and Servicing Agreement (as amended and restated on the Effective
Date) and the Agreement (as amended and restated on the Effective Date) on behalf of the Seller and the other documents to be delivered by the Seller hereunder;

                 (b) Certified copies of the resolutions of the Board of Directors of the Subordinated Purchaser approving the Agreement (as amended and restated on the Effective Date), and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement (as amended and restated on the Effective Date), and certification of the names and true signatures of the officers of the Subordinated Purchaser authorized to sign the Agreement (as amended and restated on the Effective Date) and the other documents to be delivered by the Subordinated Purchaser hereunder;

                 (c) Certified copies of the resolutions of the Board of Directors of the Servicer and the Owner approving the Pooling and Servicing Agreement (as amended and restated on the Effective Date) and the Agreement (as amended and restated on the Effective Date), and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Pooling and Servicing Agreement (as amended and restated on the Effective Date) and the Agreement (as amended and restated on the Effective Date), and certification of the names and true signatures of the officers of the Servicer and the Owner authorized to sign the Pooling and Servicing Agreement (as amended and restated on the Effective Date) and the Agreement (as amended and restated on the Effective Date) and the other documents to be delivered by the Servicer and the Owner hereunder;

                 (d) A fully executed copy of the Pooling and Servicing Agreement (as amended and restated on the Effective Date);

                 (e) A copy of the Series 1994-1 Supplement to the Pooling and Servicing Agreement;

                 (f) Favorable opinions of counsel for the Trustee, the Owner, the Servicer and the Subordinated Purchaser as to the Pooling and Servicing Agreement (as amended and restated on the Effective Date) and the Agreement (as amended and restated on the Effective Date) and such other matters as the Agent may reasonably request;

                 (g) An amendment to and confirmation of the Company Agreement, duly executed by Charming Shoppes and FSC;

                 (h) An amendment to the Assignment of Interest Rate Agreements, duly executed by FSC;

                 (i) UCC financing statement amendments reflecting the change in the name of the Trustee and the Charming Shoppes Master Trust with respect to each relevant UCC financing statement filed pursuant to the Original PSA and the Original RPA;

                 (j) Consents from each bank which has entered into an asset purchase agreement with the Agent with respect to the Agreement;

                 (k) A revised Store Payment Notice, duly executed by the Owner;

                 (l) A letter agreement with respect to the Depositary Agreement, duly executed by the Owner and the Seller and duly acknowledged by each Depositary Bank; and

                 (m) such other approvals, opinions or documents as the Agent may reasonably request.

                                  EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

                 1. Representations and Warranties of the Trustee. The Trustee, not in its individual capacity but solely as the trustee for the Charming Shoppes Master Trust, represents and warrants as follows:

                 (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the federal law of the United States of America with full corporate trust power and authority to enter into and perform its obligations under the Agreement, the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee will be a party.

                 (b) The execution and delivery by the Trustee of, and the performance by the Trustee of the transactions contemplated by, the Agreement, the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee is a party, including the Trustee's use of the proceeds of purchases and reinvestments, are within the Trustee's corporate trust powers, have been duly authorized by all necessary corporate action of the Trustee, and
(a) do not contravene (i) the Trustee's charter or by-laws or (ii) any existing federal or Pennsylvania law governing the trust powers of the Trustee.

                 (c) Each of the Agreement, the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee is a party has been duly executed and delivered by the Trustee, as the trustee for Charming Shoppes Master Trust pursuant to the Pooling and Servicing Agreement, and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                 (d) No authorization or approval or other action by and no notice to or filing with, any governmental authority or regulatory body under any existing federal or Pennsylvania law governing the trust powers of the Trustee, except such as have been obtained, made or taken, is required for the due execution and delivery by the Trustee of, and the consummation of any of the transactions by the Trustee contemplated by, the Agreement, the Pooling and Servicing Agreement or each other Master Trust Document to which the Trustee is a party or for the perfection of or the exercise by the Agent or the Purchasers of their respective rights and remedies under the Agreement.

                 (e) There are no actions or proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any court, regulatory body, administrative agency or other





                                      III-1
tribunal, governmental instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by the Agreement, the Pooling and Servicing Agreement or any other Master Trust Document, or seeking and determination or ruling that, would materially and adversely affect the performance by the Trustee of its obligations under the Agreement, the Pooling and Servicing Agreement or any other Master Trust Document to which the Trustee is a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of the Agreement, the Pooling and Servicing Agreement or any other Master Trust Document.

                 (f) The principal place of business and chief executive office of the Trustee and the office where the Trustee keeps its records concerning the Pool Receivables are located at 123 South Broad Street, MBO, 18th Floor, Philadelphia, Pennsylvania 19109; the address of the Trustee where notices and demands to or upon the Trustee in respect of the Pool Receivables, the Agreement or the Pooling and Servicing Agreement may be served is First Fidelity Bank, National Association, New York, 520 Madison Avenue, New York, New York 10022, Attention: Corporate Trust Administration.

                 (g) All representations and warranties of the Trustee set forth in the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee is a party are true and correct in all material respects (unless any such representation or warranty speaks as of a particular date, in which case it is true and correct in all materials respects as of each such date).

                 2. Representations and Warranties of the Owner. The Owner represents and warrants as follows:

                 (a) The Owner is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                 (b) The execution, delivery and performance by the Owner of the Agreement and each Master Trust Document to which it is or will be a party and the other documents to be delivered by it thereunder, (i) are within the Owner's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Owner's charter or by-laws,
(2) any Requirement of Law applicable to the Owner, (3) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Owner is a party or by which it is bound (including, without limitation, the Pooling and Servicing Agreement and any other Master Trust Document to which the Owner is or will be a party), or (4) any order, writ, judgment, award,





                                     III-2
injunction or decree binding on or affecting the Owner or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than the interests created by the Pooling and Servicing Agreement and the Agreement). Each of the Agreement and each Master Trust Document to which the Owner is or will be a party has been or will be duly executed and delivered by the Owner.

                 (c) No authorization or approval or other action by, and, except for the filing of financing statements to be filed pursuant to the Pooling and Servicing Agreement and pursuant to the Agreement, no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Owner of the Agreement or any Master Trust Document to which the Owner is or will be party or any other document to be delivered thereunder.

                 (d) Each of the Agreement and each Master Trust Document to which the Owner is or will be a party constitutes, or upon due execution and delivery by the Owner will constitute, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law).

                 (e) There are no actions or proceedings pending or, to the best knowledge of the Owner, threatened against the Owner before any court, regulatory body, administrative agency or other tribunal, governmental instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Master Trust Document, or seeking any determination or ruling that, in the reasonable judgment of the Owner, would materially and adversely affect the performance by the Owner of its obligations under this Agreement or any Master Trust Document to which it is or will be a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of this Agreement or any Master Trust Document.

                 (f) Since February 1, 1992, (i) there has been no material adverse change in the business, operations, property or financial or other condition of the Owner which may materially adversely affect the Owner's ability to collect Pool Receivables pursuant to the Agreement or the Pooling and Servicing Agreement or otherwise perform its obligations under the Agreement or the Master Trust Documents to which it is or will be a party and
(ii) there has not occurred any event which may materially adversely affect the collectibility or value of the Receivables Pool.





                                     III-3

                 (g) (i) Immediately prior to the purchase by the Seller of an interest therein under the Pooling and Servicing Agreement, the Owner is the legal and beneficial owner of each Pool Receivable free and clear of any Adverse Claims;

                     (ii) upon each purchase by the Trustee under the Pooling and Servicing Agreement, the Trustee will acquire a valid and perfected first priority ownership interest in the Pool Receivables and Collections with respect thereto;

                    (iii) immediately prior to the purchase by each Purchaser of an interest therein under the Agreement, the Trustee will be the legal and beneficial owner of each Pool Receivable free and clear of any Adverse Claims, except for the interests created therein pursuant to the Pooling and Servicing Agreement (which interests will be pari passu with the Purchasers' interests therein);

                     (iv) upon each purchase by a Purchaser and each reinvestment on behalf of a Purchaser under the Agreement, such Purchaser will acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Purchaser Receivable Interest in the Pool Receivables and in the Collections with respect thereto, subject to the interests therein referred to clause
        (iii) above;

                      (v) no effective financing statement or other instrument similar in effect covering any Cardholder Agreement or any Pool Receivable or Collections with respect thereto is on file in any recording office, except those filed pursuant to the Pooling and Servicing Agreement and those filed pursuant to the Agreement; and

                     (vi) except for any credit life insurance policies, credit disability or unemployment insurance policies covering an Obligor with respect to Pool Receivables under such Obligor's Account, there are no guaranties, insurance, or other agreements, and no security interests or liens, supporting or securing or purporting to support or secure payment of any Receivable.

                 (h) The principal place of business and chief executive office of the Owner and the office where the Owner keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph 2(b) of Exhibit IV.

                 (i) The names and addresses of all the Depositary Banks, together with the account numbers of the Initial Depositary Accounts of the Seller at such Depositary Banks, are specified in Schedule I hereto (or at such other Depositary Banks





                                     III-4
and/or with such other Initial Depositary Accounts as have been notified to the Agent in accordance with the Agreement).

                 (j) The Owner is in compliance with its regulatory capital requirements under applicable rules and regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or other appropriate governmental authorities.

                 (k) All representations and warranties of the Owner set forth in the Pooling and Servicing Agreement and each other Master Trust Document to which the Owner is a party are true and correct in all material respects (unless any such representation or warranty speaks as of a particular date, in which case it is true and correct in all materials respects as of each such date).

                 (l) Each purchase of a Purchaser Receivable Interest and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                 (m) As of the applicable Cut Off Date, Schedule 1 to the Pooling and Servicing Agreement and the related computer file or microfiche or written list referred to in paragraph 1(a) of Exhibit II to the Agreement is an accurate and complete listing in all material respects of all the Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such Cut Off Date, and as of the initial Cut Off Date, the aggregate amount of Receivables in all the Accounts was at least $45,431,401, all of which were Principal Receivables.

                 (n) On the date of each purchase of Purchaser Receivable Interests by the Purchasers under the Agreement, after giving effect to the purchase to be made by the Purchasers and by the Subordinated Purchaser on such date, the Net Receivables Pool Balance minus the sum of (A) the aggregate "Investor Interests" (as defined in the Pooling and Servicing Agreement) for all Certificate Series issued pursuant to one or more supplements to the Pooling and Servicing Agreement, (B) the aggregate "Receivables Purchase Interests" (as defined in the Pooling and Servicing Agreement) for all Receivables Purchase Series issued pursuant to any receivables purchase agreement that is subject to the Pooling and Servicing Agreement (other than the Agreement and the Parallel Purchase Commitment), (C) the Subordinated Purchaser Capital, (D) the Minimum Seller Capital, (E) the "Subordinated





                                     III-5

Purchaser Capital" under the Parallel Purchase Commitment, (F) the "Minimum Seller Capital" under the Parallel Purchase Commitment, and (G) the total amount of Discount Option Receivables, if any, will be equal to or exceed the sum of the aggregate outstanding Purchaser Capital of all Purchaser Receivable Interests under the Agreement and the aggregate outstanding "Purchaser Capital" of all "Purchaser Receivable Interests" under the Parallel Purchase Commitment; and the Floating Allocation Percentage as of such day shall be less than or equal to 98.213%.

                 (o) No proceeds of any purchase or reinvestment will be used by the Owner, the Subordinated Purchaser or the Seller to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                 (p) After giving effect to the Pooling and Servicing Agreement and each purchase of Receivables from the Owner by the Trustee under the Pooling and Servicing Agreement and the use of proceeds of each Purchase by the Owner, (i) the Owner will have sufficient presently saleable assets, and sufficient cash flow, to enable it to meet its debts as they mature (in each case as such concepts are defined in applicable bankruptcy and related laws), and (ii) the Owner does not have unreasonably small capital.

                 (q) The Owner is not entering into, and has not caused any other Person to enter into, any of the transactions contemplated by the Pooling and Servicing Agreement or the Agreement with the intent to hinder, delay or defraud the creditors of the Owner.

                 (r) Each computer file or microfiche list which has been delivered to the Trustee by the Owner pursuant to Section 2.1 or Section 2.6 of the Pooling and Servicing Agreement contains a complete and accurate list of Accounts identified by account number, Obligor name, Obligor address and Receivable balance as of the applicable Cut Off Date.

                 3. Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

                 (a) The Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                 (b) The execution, delivery and performance by the Servicer of the Agreement and each Master Trust Document to which it is or will be a party and the other documents to be delivered by it thereunder, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action,





                                     III-6

(iii) do not contravene (1) the Servicer's charter or by-laws, (2) any Requirement of Law applicable to the Servicer, (3) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound (including, without limitation, the Pooling and Servicing Agreement and any other Master Trust Document to which the Servicer is or will be a party), or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than the interests created by the Pooling and Servicing Agreement and the Agreement). Each of the Agreement and each Master Trust Document to which the Servicer is or will be a party has been or will be duly executed and delivered by the Servicer.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of the Agreement or any Master Trust Document to which the Servicer is or will be party or any other document to be delivered thereunder.

                 (d) Each of the Agreement and each Master Trust Document to which the Servicer is or will be party constitutes, or upon due execution and delivery by the Servicer will constitute, the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law).

                 (e) There are no actions or proceedings pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal, governmental instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Master Trust Document, or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Master Trust Document to which it is or will be a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of this Agreement or any Master Trust Document.

                 (f) The principal place of business and chief executive office of the Servicer and the office where the Servicer keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph 2(b) of Exhibit IV.





                                     III-7

                 (g) All representations and warranties of the Servicer set forth in the Pooling and Servicing Agreement and each other Master Trust Document to which the Servicer is a party are true and correct in all material respects (unless any such representation or warranty speaks as of a particular date, in which case it is true and correct in all materials respects as of each such date).

                 4. Representations and Warranties of the Subordinated Purchaser. The Subordinated Purchaser represents and warrants as follows:

                 (a) The Subordinated Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                 (b) The execution, delivery and performance by the Subordinated Purchaser of the Agreement and the other documents to be delivered by it thereunder, (i) are within the Subordinated Purchaser's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Subordinated Purchaser's charter or by-laws, (2) any Requirement of Law applicable to the Subordinated Purchaser, (3) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Subordinated Purchaser is a party or by which it is bound or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Subordinated Purchaser or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. The Agreement has been duly executed and delivered by the Subordinated Purchaser.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Subordinated Purchaser of the Agreement or any other document to be delivered thereunder.

                 (d) The Agreement constitutes the legal, valid and binding obligation of the Subordinated Purchaser enforceable against the Subordinated Purchaser in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law).

                 (e) There are no actions or proceedings pending or, to the best knowledge of the Subordinated Purchaser, threatened against the Subordinated Purchaser before any court, regulatory body, administrative agency or other tribunal, governmental





                                     III-8
instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Master Trust Document, or seeking any determination or ruling that, in the reasonable judgment of the Subordinated Purchaser, would materially and adversely affect the performance by the Subordinated Purchaser of its obligations under this Agreement or any Master Trust Document to which it is or will be a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of this Agreement or any Master Trust Document.





                                     III-9

                                   EXHIBIT IV
                                   COVENANTS

                 1. Covenants of the Trustee. The Trustee, not in its individual capacity but solely as the trustee for the Charming Shoppes Master Trust, agrees that, until the later of (x) the Facility Termination Date or (y) the Final Distribution Date:

                 (a) Compliance with Laws, Etc. The Trustee will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Trustee to perform its obligations under the Agreement or the Master Trust Documents.

                 (b) Offices, Records and Books of Account. The Trustee will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at 123 Broad Street, Philadelphia, Pennsylvania 19109 or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices where notices and demands to or upon the Trustee in respect of the Pool Receivables, the Agreement or the Pooling and Servicing Agreement may be served.

                 (c) Further Assurances. The Trustee shall, from time to time, at the Servicer's expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under the Agreement, or to enable the Purchasers or the Agent to exercise and enforce their respective rights and remedies under the Agreement. Without limiting the foregoing, the
Trustee:

                         (i) will upon the request of the Agent (x) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (y) ensure that all Records evidencing Pool Receivables and related Cardholder Agreements in its possession are marked conspicuously with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold in accordance with the Agreement; and (z) ensure that any data processing records evidencing such Pool Receivables and related Cardholder Agreements in its possession are marked with such a legend; and

                         (ii) authorizes the Agent to file financing or continuation statements, and amendments thereto, relating to such Receivable Interests without the signature of the Trustee where permitted by law and agrees that a photocopy or other reproduction of the Agreement shall be sufficient as a financing statement where permitted by law.

Notwithstanding the foregoing, so long as any Investor Certificates shall be outstanding, the Trustee and the Agent shall not file any financing statements pursuant to this Section (other than continuation statements, amendments reflecting name changes or changes of office location or financing statements relating solely to an Enhancement for the benefit of the Receivables Purchase Series arising in connection with the Agreement or the Parallel Purchase Commitment) unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that such filing shall not materially and adversely affect the interests of the holders of the Investor Certificates.

                 (d) Interest Rate Agreements. The Trustee shall not consent to any modification or amendment of the Interest Rate Agreements without the prior written consent of the Agent in each instance, which consent shall not be unreasonably withheld by the Agent.

                 (e) Store Payment Notice. If the Trustee shall be notified by any Person (other than the Agent) to deliver the Store Payment Notice, the Trustee shall promptly notify the Agent thereof.

                 2. Covenants of the Owner. In addition to the duties of the Servicer set forth in Exhibit V hereto, until the later of (x) the Facility Termination Date or (y) the Final Distribution Date:

                 (a) Compliance with Laws, Etc. The Owner will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Owner to perform its obligations under the Agreement or the Master Trust Documents.

                 (b) Offices, Records and Books of Account. The Owner will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at 745 Center Street, Milford, Ohio 45150 or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Owner also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Cardholder Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                 (c)  Change in Cardholder Guidelines, Etc.

                      (i)  Except (x) as otherwise required by any
        Requirements of Law or (y) as is deemed by the Owner to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business and only if the change giving rise to such reduction is made applicable to the comparable segment of revolving credit card accounts owned or serviced by it which have characteristics similar to the Accounts which are the subject of such change, it shall not at any time permit the Portfolio Yield to be less than the Funding Rate; and

                      (ii) unless the Agent consents in writing, the Owner shall not otherwise alter the Cardholder Guidelines in any manner which the Owner reasonably believes might have a material adverse effect on the collectibility or value of Pool Receivables and shall apply its Cardholder Guidelines to each of the Pool Receivables; provided, however, that if any such alteration made without the Agent's consent is later determined by the Agent or the Owner to have had an adverse effect on the collectibility or value of Pool Receivables, then the Owner shall promptly revise the Cardholder Guidelines in order to prevent any such adverse effect from occurring thereafter and any loss suffered by the Purchasers as a result of such alteration shall be subject to Section 4.01 of the Agreement;

provided, however, that the Owner shall, within 10 Business Days following any material change to the Cardholder Guidelines, give the Agent written notice of such change; and provided, further, that the Owner
(x) shall not make any material adverse change in the minimum monthly payment required to be made by an Obligor in respect of any Pool Receivable without the prior written consent of the Agent (which consent will not be unreasonably withheld), (y) shall not make any change in the duration of the Cycles used to bill Obligors of the Receivables such that any such Cycle is more than 32 days and (z) shall ensure that the entire principal balance of any Account any portion of which remains unpaid for 180 days or more is written off the Seller's books as uncollectible.

                 (d) Sales, Liens, Etc. The Owner will not, prior to the Final Distribution Date, (i) suffer to exist any Adverse Claim upon or with respect to any portion of the Minimum Seller Capital, or (ii) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any of the Accounts or (iii) assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof, other than pursuant to the Pooling and Servicing Agreement.

                 (e) Interest Rate Hedging. The Owner shall maintain, or cause to be maintained, the Interest Rate Agreements in full force and effect and shall obtain, or cause to be obtained, extensions to or replacements for the Interest Rate Agreements from time to time so that the then effective Interest Rate Agreements are at all times in compliance with the first sentence of the definition of "Interest Rate Agreements"; provided, however, that the failure of the Owner to obtain, prior to September 15, 1994, extensions to or replacements for those Interest Rate Agreements having a termination date of July 10, 1996 shall not constitute an Early Amortization Event, so long as such Interest Rate Agreements are otherwise then in compliance with the first sentence of the definition of "Interest Rate Agreements." Whenever the Owner shall obtain, or cause to be obtained, an extension to or replacement for any Interest Rate Agreement, the Owner shall immediately furnish the Agent with an updated Annex G incorporating such extension or replacement and a copy of such extension or replacement, in each case certified by a Responsible Officer of the Owner as being complete and correct. With respect to each Interest Rate Agreement to which the Seller is not a party, the Owner shall cause all monies due or to become due to the Owner (or, if applicable, an Owner Affiliate) under such Interest Rate Agreement to be assigned to the Seller.

                 (f) Administrative Servicer. (i) Unless the Agent consents in writing, the Owner will not amend, modify or supplement the Administrative Servicer Agreement in any manner which the Owner reasonably believes might have a material adverse effect on the collectibility or value of Pool Receivables; provided, however, that if any amendment, modification or amendment made without the Agent's consent is later determined by the Agent or the Owner to have had an adverse effect on the collectibility or value of Pool Receivables, then the Owner shall use its best efforts to promptly amend, modify or supplement the Administrative Servicer Agreement in order to prevent any such adverse effect from occurring thereafter and any loss suffered by the Purchasers as a result of such amendment, modification or supplement shall be subject to Section 4.01 of the Agreement; and provided, however, that the Owner shall, within 10 Business Days following any amendment, modification or supplement to the Administrative Servicer Agreement, give the Agent written notice thereof such change.

                     (ii) The Owner will not replace the Administrative Servicer without the prior written consent of the Agent, which consent will not be unreasonably withheld.

                 (g) Information. The Owner shall provide to (i) the Servicer (if other than Spirit) on a timely basis all information needed for the administration of the Pool Receivables, including notice of the commencement of the Amortization Period and (ii) to the Agent, as soon as possible and in any event within two Business Days after receipt thereof, copies of all notices, reports, information, documents, instruments and records delivered to the Trustee which relate to the Pool Receivables or the Pooling and Servicing Agreement.

                 (h) Further Assurances. The Owner shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under the Agreement, or to enable the Purchasers or the Agent to exercise and enforce their respective rights and remedies under the Agreement. Without limiting the foregoing, the Owner:

                      (i) will upon the request of the Agent (x) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (y) mark conspicuously the Records evidencing each Pool Receivable and the related Cardholder Agreement with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold in accordance with the

        Agreement; and (z) mark its master data processing records evidencing such Pool Receivables and related Cardholder Agreements with such a legend; and

                      (ii) authorizes the Agent to file financing or continuation statements (solely with respect to the Agreement), and amendments thereto, relating to such Receivable Interests without the signature of the Owner where permitted by law and agrees that a photocopy or other reproduction of the Agreement shall be sufficient as a financing statement where permitted by law.

Notwithstanding the foregoing, so long as any Investor Certificates shall be outstanding, the Owner and the Agent shall not file any financing statements pursuant to this Section (other than continuation statements, amendments reflecting name changes or changes of office location or financing statements relating solely to an Enhancement for the benefit of the Receivables Purchase Series arising in connection with the Agreement or the Parallel Purchase Commitment) unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that such filing shall not materially and adversely affect the interests of the holders of the Investor Certificates.

                 (i) Annual Compliance Certificate. The Owner will provide to the Agent (in multiple copies, if requested by the Agent), as soon as possible and in any event within 30 days after the close of each fiscal year of the Owner, a certificate, signed by the President or a Vice President of the Owner, stating that (i) the Owner is in compliance with its regulatory capital requirements under applicable rules and regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or other appropriate governmental authorities and (ii) a review of the activities of the Owner and its subsidiaries during the fiscal year in respect of which such statement was delivered has been made under his or her supervision and that no Early Amortization Event or condition or event which, with notice or lapse of time or both, would constitute an Early Amortization Event has occurred, or, if such has occurred, specifying the nature and status thereof.

                 (j) No Alteration of File Designation. The Owner shall not alter the file designation referenced in clause (i) of paragraph 1(a) of
Exhibit II to the Agreement during the term of this Agreement for any Account unless and until such Account becomes a Removed Account.

                 (k) Pool Receivables Not to be Evidenced by Instruments, Etc. The Owner will take no action to cause any Pool Receivable to be evidenced by any instrument (as defined in the UCC as in effect in each of the States of New York, Ohio,

Pennsylvania). Each Pool Receivable shall be payable pursuant to a contract which does not create a lien on any goods purchased thereunder. The Owner will take no action to cause any Pool Receivable to be anything other than an "account", or a "general intangible" or the "proceeds" of either for purposes of the UCC as in effect in each of the States of New York, Ohio and Pennsylvania.

                 (l) Addition of Accounts. The Owner will not, without the prior written consent of the Agent, add to the Trust pursuant to Section 2.6 of the Pooling and Servicing Agreement Eligible Accounts which have been acquired by the Owner from third parties (as distinguished from Accounts originated by the Owner or an Affiliate of the Owner) ("Third-Party Accounts") to the extent that:

                      (i) the number of such Third-Party Accounts plus the total number of all Third-Party Accounts theretofore added to the Trust in the same calendar year shall exceed 5% of the total number of Accounts in the Trust as of the end of the prior calendar year; or

                      (ii) the sum of the Outstanding Balance of the
                 Receivables in such Third-Party Accounts as of the Addition Date plus the Outstanding Balance of the Receivables in all other Third-Party Accounts theretofore added to the Trust in the same calendar year shall exceed 5% of the Outstanding Balance of all Receivables in the Receivables Pool as of the end of the prior calendar year.

                 (m) Merger, Consolidation, Etc. The Owner will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                      (i) the Person formed by such consolidation or into which the Owner is merged or which acquires by conveyance or transfer the properties of the Owner substantially as an entirety shall be a state or national banking or savings association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Owner is not the surviving entity, shall expressly assume, by an agreement executed and delivered to the Agent and in form and substance satisfactory to the Agent, the performance of every covenant and obligation of the Owner hereunder;

                     (ii) the Owner shall have delivered to the Agent (A) an officer's certificate of a Responsible Officer of the Owner certifying that such consolidation, merger, conveyance or transfer and such agreement comply with this paragraph

        (n) and that all conditions precedent herein provided for relating to such transaction have been complied with and (B) an opinion of counsel, from counsel reasonably acceptable to the Agent and addressed to the Agent, that such agreement is legal, valid and binding with respect to the Owner and the surviving entity;

                    (iii) the Owner shall have given at least 10 Business Days' prior notice to the Agent of such consolidation, merger, conveyance or transfer; and

                     (iv)  the Agent shall have consented to such
        consolidation, merger, conveyance or transfer in writing (such consent not to be unreasonably withheld).

                 (n) List of Stores. Within 30 days following the date of the Agreement, and on or prior to May 31 of each year, commencing May 31, 1994, the Owner shall furnish to the Agent a complete and accurate list of the names and addresses of all of the Stores.

                 (o) Confidentiality Agreement. The Owner shall use its best efforts to effectuate a confidentiality agreement between the Agent and the Administrative Servicer as promptly as possible following the date of the Agreement so that the Owner can deliver, and the Owner will thereupon deliver, to the Agent, a certified copy of the Administrative Servicer Agreement, duly executed and delivered by each of the Administrative Servicer, FSC and the Servicer.

                 3. Covenants of the Servicer. In addition to the duties of the Servicer set forth in Exhibit V hereto, until the later of (x) the Facility Termination Date or (y) the Final Distribution Date:

                 (a) Compliance with Laws, Etc. The Servicer will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Servicer to perform its obligations under the Agreement, the Pooling and Servicing Agreement or the other Master Trust Documents.

                 (b) Offices, Records and Books of Account. The Servicer will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at 745 Center Street, Milford, Ohio 45150 or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Servicer also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Cardholder Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                 (c) Further Assurances. The Servicer shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under the Agreement, or to enable the Purchasers or the Agent to exercise and enforce their respective rights and remedies under the Agreement. Without limiting the foregoing, the Servicer will upon the request of the Agent (x) execute such instruments and documents that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence the Receivable Interests purchased under the Agreement; (y) mark conspicuously the Records evidencing each Pool Receivable and the related Cardholder Agreement with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold in accordance with the Agreement; and (z) mark its master data processing records evidencing such Pool Receivables and related Cardholder Agreements with such a legend. Notwithstanding the foregoing, so long as any Investor Certificates shall be outstanding, the Servicer and the Agent shall not file any financing statements pursuant to this Section (other than continuation statements, amendments reflecting name changes or changes of office location or financing statements relating solely to an Enhancement for the benefit of the Receivables Purchase Series arising in connection with the Agreement or the Parallel Purchase Commitment) unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that such filing shall not materially and adversely affect the interests of the holders of the Investor Certificates.

                 (d) Servicer Will Not Resign. The Servicer shall not resign from the obligations and duties imposed by it under the Agreement except as permitted pursuant to Section 8.5 of the Pooling and Servicing Agreement.

                 (e) Merger, Consolidation, Etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                      (i) the Person formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties of the Servicer substantially as an entirety shall be a state or national banking or savings association or other entity which is not subject to the bankruptcy laws of the Untied States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement executed and delivered to the Agent and in form and substance satisfactory to the Agent, the performance of every covenant and obligation of the Servicer hereunder;

                     (ii) the Servicer shall have delivered to the Agent (A) an officer's certificate of a Responsible Officer of the Servicer certifying that such consolidation, merger, conveyance or transfer and such agreement comply with this paragraph (e) and that all conditions precedent herein provided for relating to such transaction have been complied with and (B) an opinion of counsel, from counsel reasonably acceptable to the Agent and addressed to the Agent, that such agreement is legal, valid and binding with respect to the Servicer and the surviving entity;

                    (iii) the Servicer shall have given at least 10 Business Days' prior notice to the Agent of such consolidation, merger, conveyance or transfer; and

                     (iv)  the Agent shall have consented to such
        consolidation, merger, conveyance or transfer in writing (such consent not to be unreasonably withheld).

                 4. Covenants of the Subordinated Purchaser. In addition to the undertaking of the Subordinated Purchaser set forth in Section 1.01(b) of the Agreement, until the later of (x) the Facility Termination Date or (y) the Final Distribution Date:

                 (a)  Sale, Liens, Etc.  The Subordinated Purchaser shall not
(i) on or before December 24, 1993, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Subordinated Receivable Interest, or assign any right to receive income in respect thereof, or (ii) thereafter, take any of the foregoing actions without the prior written consent of the Agent.

                 (b) Observance of Corporate Procedures, Etc. The Subordinated Purchaser (i) shall observe the corporate procedures required by its certificate of incorporation, its by-laws and the corporate law of the State of Delaware, including, without limitation, holding separate director and shareholder meetings from those of any other Person and otherwise ensure at all times that it is maintained as a separate corporate entity from any other Person and (ii) shall not amend or modify any provision of its Certificate of Incorporation or by-laws without the prior written consent of the Agent (such consent not to be unreasonably withheld).

                 (c) Board of Directors' Authorization, Etc. The Subordinated Purchaser shall (i) ensure that its Board of Directors duly authorizes all of its corporate actions, and (ii) keep correct and complete books and records of account separate from those of any other Person, and correct and complete minutes of the meetings and other proceedings of its stockholders and Board of Directors, and (iii) where necessary, obtain proper authorization from its directors or stockholders, as appropriate, for corporate action.

                 (d) Operating Expenses; Separate Accounts. The Subordinated Purchaser shall provide for its operating expenses and liabilities from its own funds and maintain deposit accounts and other bank accounts separate from those of the Owner, the Servicer or the Seller, or any of their respective Affiliates.

                 (e) Corporate Action. The Subordinated Purchaser shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business and ensure that neither the Owner nor the Servicer nor any of their respective Affiliates controls any corporate decisions made by it.

                 (f) Arm's-Length Transactions. To the extent it obtains any services from the Owner or the Servicer or any of their respective Affiliates, the Subordinated Purchaser shall ensure that the terms of such arrangements are comparable to those that would be obtained in an arm's-length transaction.

                 (g) No Commingling. The Subordinated Purchaser shall ensure that its assets are not commingled with those of the Owner, the Servicer, the Seller or any other Person.

                 (h) Separate Records. The Subordinated Purchaser shall maintain separate corporate records and books of account from those of the Owner, the Servicer or any other Person.

                 (i) Conduct of Business. The Subordinated Purchaser shall not conduct any business or engage in any activities other than (i) the ownership of the Subordinated Purchaser Capital and the performance of its obligations under the Agreement and (ii) the ownership of "subordinated purchaser capital" and the performance of its obligations under any receivables purchase agreement that is subject to the Pooling and Servicing Agreement.

                 (j) Separate Existence, Etc. The Subordinated Purchaser (i) shall not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Owner, the Servicer, or any other Person; (ii) shall maintain an arm's-length relationship with the Owner and the Servicer and their respective Affiliates with respect to any transactions between itself and such other Person; and (iii) shall continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by the Agreement.

                 (k) Merger, Consolidation, Etc. The Subordinated Purchaser will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person.

                                   EXHIBIT V
                         ADMINISTRATION AND COLLECTION
                              OF POOL RECEIVABLES

                 1. Duties of the Servicer. Until the later of (x) the Facility Termination Date or (y) the Final Distribution Date:

                 (a) In General. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service and administer the Pool Receivables and collect all payments due under the Pool Receivables from time to time in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Pool receivables and in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Cardholder Guidelines, the Agreement and the Pooling and Servicing Agreement. The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Pool Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

                 (b) Audits. At any reasonable time and from time to time at the Agent's reasonable request upon reasonable notice to the Servicer and, if applicable, the Administrative Servicer, the Servicer shall permit the Agent, or its agents or representatives, to visit the offices and properties of the Servicer for the purpose of examining Records relating to the Servicer's credit card-related operations and/or the Pool Receivables, internal controls and procedures maintained by the Administrative Servicer (including, without limitation, all Files, File Extracts and Masterfiles, as such terms are defined in the Administrative Servicing Agreement in effect from time to time) and to take copies and extracts therefrom, and to discuss the Servicer's affairs with its officers, employees and independent accountants.

                 (c)  [Intentionally Omitted]

                 (d) Change in Payment Instructions to Obligors. The Servicer will not add or terminate any bank as a Depositary Bank from those listed in
Schedule I to the Agreement, or, except as requested by the Trustee pursuant to the Pooling and Servicing Agreement, make any change in its instructions to Obligors regarding the method by which payments are to be made in respect of Pool Receivables, unless the Agent shall have received notice of such addition, termination or change and the Trustee shall have received copies of Depositary Agreements with each new Depositary Bank, duly executed by the Seller and duly acknowledged by such Depositary Bank, or such other notice or acknowledgements as the Trustee may reasonably request.

                 (e) Reporting Requirements. The Servicer will provide to the Agent (in multiple copies, if requested by the Agent) the following:

                      (i) as soon as possible and in any event within five days after the occurrence of each Early Amortization Event or event which, with the giving of notice or lapse of time, or both, would constitute an Early Amortization Event, a statement of the chief financial officer of the Servicer setting forth details of such Early Amortization Event or event and the action that the Servicer has taken and proposes to take with respect thereto;

                     (ii) within 30 days after the end of each calendar year, a certificate of a Responsible Officer of the Servicer to the effect that no Early Amortization Event (including, without limitation, an Early Amortization Event described in paragraph (m) of Exhibit VI), or event which, with the giving of notice or lapse of time, or both, would constitute an Early Amortization Event, has occurred and is continuing;

                    (iii) at least 10 Business Days prior to any change in the Seller's name or the Servicer's name, a notice setting forth the new name and the effective date thereof; and

                     (iv) such other information respecting the Pool Receivables or the condition or operations, financial or otherwise, of the Seller, the Servicer or any of their respective Affiliates required to be delivered to the "Receivables Purchasers" under the Pooling and Servicing Agreement or as the Agent may from time to time reasonably request.

                 (f) Calculation of Allocated Amounts. The Servicer shall, from time to time at the reasonable request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II of the Agreement.

                 (g) Delivery of Servicer Reports. The Servicer shall prepare and forward to the Agent, at least 2 Business Days prior to each Distribution Date, a Servicer Report relating to the Purchaser Receivable Interests outstanding on the last day of the immediately preceding Due Period, together with an analysis of the aging of the Pool Receivables outstanding on such last day, and each such Servicer Report will be accurate in all material respects as of its date.

                 (h) Total Systems Failure. The Servicer shall promptly notify the Agent of any Total Systems Failure and shall advise the Agent of the estimated time required in order to remedy such Total Systems Failure and of the estimated date on which a Servicer Report can be delivered. Until a Total Systems Failure is remedied, the Servicer will (i) furnish to the Agent such periodic status reports and other information relating to such Total Systems Failure as the Agent may reasonably request and (ii) promptly notify the Agent if the Servicer believes that such Total Systems Failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, and the action proposed to be taken in response thereto, and a revised estimate of the date on which a Servicer Report can be delivered. The Servicer shall promptly notify the Agent when a Total Systems Failure has been remedied.

                 (i) Servicer Remains Liable. The exercise by the Agent and by any Purchaser of their rights under the Agreement shall not release the Servicer or the Owner from any of their duties or obligations with respect to any Pool Receivables or under the related Cardholder Agreements. Neither the Agent nor any Purchaser nor the Subordinated Purchaser shall have any obligation or liability with respect to any Pool Receivables or related Cardholder Agreements, nor shall any of them be obligated to perform the obligations of any party thereunder.

                 2.  Certain Rights of the Agent.

                 (a) Notification of Obligors. The Agent may at any time following the termination or transfer of the rights and obligations of both the Servicer under the Pooling and Servicing Agreement and the Administrative Servicer under the Administrative Servicer Agreement, upon ten days prior written notice to the Owner and the Servicer, instruct the Trustee to, and upon such instruction the Trustee shall, direct the Servicer to notify the Obligors of Pool Receivables, at the Servicer's expense (if the Servicer is then Spirit, the Seller or a designee of either of them), of the Agent's security interest in the Pool Receivables pursuant to the Agreement, such notification to be made
(i) by means of statement to the foregoing effect contained in or enclosed with the monthly billing statement sent by the Servicer to the Obligors of Pool Receivables and (ii) within the next 32 days. If the Servicer fails to notify Obligors as required pursuant to the foregoing sentence, then the Agent itself may, by any means reasonably determined by the Agent to be consistent with market practice and otherwise desirable to accomplish the purpose of this subsection and at the Servicer's expense (if the Servicer is then Spirit, the Seller or a designee of either of them), so notify such Obligors.

                 (b)  Initial Depositary Account, Etc.

                      (i) At any time following the occurrence of an Early Amortization Event, the Agent is authorized to instruct the Trustee to, and upon such instruction, the Trustee shall, assume control of the Initial Depositary Accounts by sending the Notice of Effectiveness pursuant to the Depositary Agreement.

                     (ii) At any time following the institution of insolvency proceedings by or against any Store or Charming Shoppes, the Agent is authorized to instruct the Trustee to, and upon such instruction the Trustee shall, at the Servicer's expense, date and deliver the Store Payment Notice to the manager of each Store by or against which such a proceeding has been instituted, or in the case of such a proceeding by or against Charming Shoppes, to the managers of all Stores.

                    (iii) Each of the Trustee, the Seller, the Servicer, the Owner, CNAI and the Purchasers hereby authorizes the Agent, if appointed Successor Servicer under the Pooling and Servicing Agreement, to take any and all steps in the Trustee's name and on behalf of the Trustee and the Purchasers that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, indorsing the name of the Owner or the Seller, as appropriate, on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the related Cardholder Agreements.

                                   EXHIBIT VI
                           EARLY AMORTIZATION EVENTS

                 Each of the following (whether occurring before or after the commencement of the Amortization Period) shall be an "Early Amortization Event":

                 (a) (i) The Servicer shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Agreement (other than as referred to in clause (ii) below) and such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to the Servicer by the Agent; or (ii) the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall remain unremedied for 1 Business Day after written notice thereof shall have been given to the Servicer by the Agent; or

                 (b) (i) The Owner shall fail to make any deposit into the Collection Account or the Agent's Account pursuant to Sections 2.4(d) or 2.4(e) of the Pooling and Servicing Agreement or pursuant to Section 2.07 or 4.03(b) of the Agreement, or (ii) the Seller shall fail to make any other payment required under the Agreement; and, in the case of either clause (i) or clause
(ii) of this subsection (b), such failure shall remain unremedied for one Business Day after written notice thereof shall have been given to the Owner or the Seller, as the case may be, by the Agent; or

                 (c) Any representation or warranty made or deemed made by the Seller, the Owner, the Servicer, FSC or Charming Shoppes (or any of their respective officers) under or in connection with the Agreement, any Master Trust Document or the Company Agreement or any information or report (other than any Servicer Report) delivered by the Seller, the Owner, the Servicer, FSC or Charming Shoppes pursuant to the Agreement, any Master Trust Document or the Company Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                 (d) The Seller, the Owner, FSC or Charming Shoppes shall fail to perform or observe any other term, covenant or agreement contained in the Agreement, any Master Trust Document or the Company Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to the Seller, the Owner, FSC or Charming Shoppes, as the case may be, by the Agent; or

                 (e) (i) Spirit, in its capacity as the seller or the Servicer under the Pooling and Servicing Agreement or Spirit or any Affiliate of Spirit, in any capacity under any other Master Trust Document, shall fail to perform or observe any term, covenant or agreement contained in the Pooling and Servicing Agreement or such other Master Trust Document, on its part to be performed or observed and (A) any such failure shall continue for 10 Business Days after written notice thereof shall have been given to the Servicer by the Trustee or any Purchaser Representative (as defined in the Pooling and Servicing Agreement) or (B) any such failure under the Pooling and Servicing Agreement or other Master Trust Document shall constitute an "early amortization event" or similar event under any Certificate Series or Receivables Purchase Series (as defined in the Pooling and Servicing Agreement), or

                     (ii) any "Servicer Default" shall occur under the Pooling and Servicing Agreement, or

                    (iii) any other event shall occur or condition shall exist under the Pooling and Servicing Agreement or other Master Trust Document that constitutes an "Amortization Event" or a "Trust Early Amortization Event" thereunder or would constitute an "Amortization Event" or a "Trust Early Amortization Event" thereunder but for the requirement that notice be given or time elapse or both; or

                 (f) Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Purchaser Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Purchaser Receivable Interest in each applicable Pool Receivable and the Collections with respect thereto; or

                 (g) The Seller, the Owner, FSC or Charming Shoppes shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Owner, FSC or Charming Shoppes seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, conservatorship or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including any law relating to the conservatorship or liquidation of national banking associations), or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, conservator, sequestrator or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian, conservator, sequestrator or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Owner, FSC or Charming Shoppes shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

                 (h) As of the last day of any Due Period, either the Delinquency Ratio shall exceed 10% or the Quarterly Charge-Off Ratio shall exceed 12%; or

                 (i) The Net Receivables Pool Balance minus the sum of (A) the aggregate "Investor Interests" (as defined in the Pooling and Servicing Agreement) for all Certificate Series issued pursuant to any supplement to the Pooling and Servicing Agreement, (B) the aggregate "Receivables Purchase Interests" (as defined in the Pooling and Servicing Agreement) for all Receivables Purchase Series issued pursuant to any receivables purchase agreement that is subject to the Pooling and Servicing Agreement (other than the Agreement and the Parallel Purchase Commitment), (C) the Subordinated Purchaser Capital, (D) the Minimum Seller Capital, (E) the "Subordinated Purchaser Capital" under the Parallel Purchase Commitment, (F) the "Minimum Seller Capital" under the Parallel Purchase Commitment, and (G) the total amount of Discount Option Receivables, if any, shall, as of the last day of any Due Period, be less than the sum of the aggregate outstanding Purchaser Capital of all Purchaser Receivable Interests under the Agreement and the aggregate outstanding "Purchaser Capital" of all "Purchaser Receivable Interests" under the Parallel Purchase Commitment; or the Floating Allocation Percentage as of the last day of any Due Period shall be greater than 98.213%; and, in either case, such condition shall continue until the first Distribution Date immediately following such day; or

                 (j) Charming Shoppes shall cease to own, directly or indirectly, all shares of each class of the issued and outstanding shares of capital stock of FSC; or FSC shall cease to own, directly or indirectly, all shares of each class of the issued and outstanding shares of capital stock of Spirit; or

                 (k) The Net Excess Spread (averaged over any three consecutive Due Periods) shall be less than 2.5%; or

                 (l) Charming Shoppes shall at any time be deemed by the Agent, in its sole discretion, to be of credit quality not equivalent to at least Baa2 by Moody's and at least BBB by S&P; or

                 (m) Spirit shall not be in compliance with its regulatory capital requirements under applicable rules and regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or other appropriate governmental authorities; or

                 (n) The Company Agreement shall cease to be in full force and effect.

                                   Schedule I


                                Depositary Banks


NationsBank:

        ABA # 11 000 025
        Account # 711-463980-3

                                                                         ANNEX G


                Summary of Interest Rate Agreements as of [Date]


                    Refer-                                                                      Date
                    0ence                                                                       Amorti-
                    No. or                                                                      zation of
                    Date of          Type                       Fixed Rate                      Notional
                    Confir-          (Swap        Notional      or Cap         Effective        Amount            Termination
Counterparty        mation           or Cap)      Amount        Rate           Date             Begins            Date
- ------------        ------           -------      --------      ------         ---------        ------------      -----------





        The Owner Affiliate party to each of the above Agreements is [FSC].

        The Index for floating rate payments for each of the above Agreements is ["USD-CP-H.15"] for one month maturities.